UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2010

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at the Lodge on the Desert, 306 N. Alvernon Way, Tucson, Arizona 85711, at 9:00 a.m. (local time) on May 20, 2010. The Annual Meeting is being held for the following purposes:

1. To elect two Class 1 directors to each serve for a three year term until the 2013 annual meeting of stockholders and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2. To amend The Providence Service Corporation 2006 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under The Providence Service Corporation 2006 Long-Term Incentive Plan, as more fully described in the accompanying Proxy Statement;

3. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the 2010 fiscal year; and,

4. To transact such other business as may properly come before the Annual Meeting or any of its adjournments, postponements or reschedulings.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, as shown by the transfer books of the Company, at the close of business on April 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone. Instructions on how to vote by the Internet or by telephone are included in the accompanying Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2010. Under rules of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The Proxy Statement, form of proxy card and our 2009 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2009) are available at http://www.edocumentview.com/PRSC.

By Order of the Board of Directors

Fletcher Jay McCusker Chief Executive Officer and Chairman of the Board of Directors

April 23, 2010

Tucson, Arizona

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,

DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS

PROMPTLY AS POSSIBLE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY

TELEPHONE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY STATEMENT

FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER,

REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Providence Service Corporation, a Delaware corporation (“Providence”, the “Company”, “we”, “us” or “our”), for use at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Lodge on the Desert, 306 N. Alvernon Way, Tucson, Arizona 85711, at 9:00 a.m. (local time) on May 20, 2010, and at any of its adjournments, postponements or reschedulings, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board’s proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about April 23, 2010.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 19, 2010 (“Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments, postponements or reschedulings thereof. On the Record Date, there were 12,923,425 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. Each share of Common Stock is entitled to one vote.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting or voted by internet or telephone, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted by following the instructions under “Voting Procedures – Changing or Revoking Your Vote.”

The principal executive offices of the Company are located at 5524 East Fourth Street, Tucson, Arizona 85711, and the telephone number of the Company is (520) 747-6600.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, will be counted in determining the presence of a quorum. Withheld votes, abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. Under our amended and restated bylaws, in an uncontested election, to be elected, a director nominee must receive a majority of the votes cast at the Annual Meeting. Approval of any other proposal, including the amendment to our 2006 Long-Term Incentive Plan, will require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. Abstentions, but not broker non-votes, on any other proposal will have the same legal effect as votes against the proposal. Broker non-votes will not count as votes against any proposal at the Annual Meeting. Cumulative voting is not permitted.

There is an important change this year regarding broker non-votes and Director elections. A rule change that is effective for the 2010 Annual Meeting no longer permits brokers to vote in the election of Directors if the broker has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of Directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

In addition to voting in person by ballot at the Annual Meeting, if you are a registered stockholder (that is your stock is registered in your name), you may vote by mail, Internet or telephone.

Voting by Mail. To vote by mail, please sign, date and return to the Company as soon as possible the enclosed proxy card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described below, you need not also mail a proxy to the Company.

Voting by Internet or Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your proxy card. The deadline for registered stockholders to vote by the Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 19, 2010. You are encouraged to vote electronically by Internet or telephone.

Set forth below is a summary of these two voting methods which registered stockholders may utilize to submit their votes.

Vote by Internet www.envisionreports.com/PRSC. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone 1-800-652-8683. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and/or instruction card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your proxy card. Please note that although there is no charge to you for voting by Internet or telephone, there may be costs associated therewith such as usage charges from Internet access providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker or bank), please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by Internet or telephone.

Voting at the Meeting. You may vote in person at the Annual Meeting. If you want to vote by ballot at the Annual Meeting and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the meeting, you are encouraged to submit a proxy or vote by Internet or telephone to ensure that your vote is received and counted.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. Only the last vote timely received by the Company will be counted. You may request a new proxy card from the Company’s Corporate Secretary. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 before the Annual Meeting. In addition, if you are permitted to vote by Internet or telephone, as described above, you may change your vote electronically by Internet or telephone by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 19, 2010.

Failure to Provide Voting Instructions. If you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

•	“FOR” the election of the nominees, Hunter Hurst, III and Richard A. Kerley, as Class 1 directors;

•	“FOR” the approval to increase the number of shares of Common Stock available for issuance under The Providence Service Corporation 2006 Long-Term Incentive Plan;

•	“FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company to serve for the 2010 fiscal year; and

•

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the 2009 Annual Report to Stockholders to the beneficial owners of the shares they hold of record.

The Company is not presently aware of any matters that will be brought before the Annual Meeting, which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by each stockholder known by Providence to own beneficially more than five percent of our outstanding Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name and Address	No. of Shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
FMR LLC (2) Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	1,946,912	15.0%

Zesiger Capital Group LLC (3) 320 Park Avenue, 30th Floor New York, New York 10022	961,865	7.4%

Bank of America Corporation (4) Columbia Management Advisors, LLC Banc of America Investment Advisors, Inc. IQ Investment Advisors LLC Bank of America, NA 100 N. Tryon St., Floor 25, Bank of America Corporate Center Charlotte, North Carolina 28255	831,400	6.4%

Palladium Equity Partners III, L.P. (5) Palladium Equity Partners III, L.L.C. Marcos A. Rodriguez Rockefeller Center, 1270 Avenue of the Americas, Suite 2200 New York, New York 10020	717,254	5.3%

BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	668,448	5.2%

William Blair & Company, L.L.C. (7) 222 W. Adams Chicago, Illinois 60606	647,215	5.0%

(1)	The securities “beneficially owned” by each stockholder are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the stockholder has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser is the beneficial owner of 1,946,912 shares of the Common Stock as a result of acting as investment adviser to various investment companies. Includes 95,928 shares of Common Stock that may be issued upon the conversion of Providence’s 6.5% Convertible Senior Subordinated Notes due 2014. This information is based on the Schedule 13G/A filed with the SEC on February 16, 2010.

(3)	Represents shares of Common Stock indirectly beneficially owned by Zesiger Capital Group LLC. Zesiger Capital Group LLC disclaims beneficial ownership of all of the shares of Common Stock which are held in discretionary accounts managed by Zesiger Capital Group LLC. This information is based on the Schedule 13 G/A filed with the SEC on February 10, 2010.
(4)	This information is based on the Schedule 13G/A filed with the SEC on February 3, 2010.
(5)	Represents shares of Common Stock that may be issued upon the conversion of Providence’s 6.5% Convertible Senior Subordinated Notes due 2014 beneficially owned by Palladium Equity Partners III, L.P. (“Palladium”). Palladium Equity Partners III, L.L.C. (“Palladium General”) is the general partner of Palladium. Mr. Rodriguez is the managing member of Palladium General. This information is based on the Schedule 13G filed with the SEC on February 19, 2009.
(6)	This information is based on the Schedule 13 G/A filed with the SEC on January 29, 2010.
(7)	This information is based on the Schedule 13G/A filed with the SEC on February 5, 2010.

Management and Directors Only

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by (a) all of Providence’s directors and nominees for director, (b) all of Providence’s executive officers named in the “Summary Compensation Table” which follows and (c) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares:

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Michael N. Deitch (2)	62,857	*
Fred Furman (3)	110,964	*
Fletcher Jay McCusker (4)	181,312	1.4%
Craig A. Norris (5)	86,631	*
Herman Schwarz (6)	34,672	*
Terence J. Cryan (7)	3,999	*
Hunter Hurst, III (8)	64,000	*
Richard A. Kerley	—	—
Kristi L. Meints (9)	81,429	*
Warren S. Rustand (10)	40,000	*
Richard Singleton (11)	49,000	*
All directors, director nominees and executive officers as a group (11 persons)(12)	736,862	5.5%

*	Less than 1%
(1)

The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 62,857 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(3)	Includes 24,661 shares of Common Stock held by Mr. Furman and 86,303 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(4)	Includes 59,973 shares of Common Stock held by Mr. McCusker and 121,339 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include 17,000 shares of Common Stock held by The Fletcher J. McCusker GRAT for the benefit of Mr. McCusker’s son, as to which Mr. McCusker disclaims beneficial ownership.
(5)	Includes 40,798 shares of Common Stock held by Mr. Norris and 45,833 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(6)	Includes 15,283 shares of Common Stock held by Mr. Schwarz and 19,389 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(7)	Includes 666 shares of restricted stock that will vest within 60 days of the Record Date and 3,333 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(8)	Includes 34,000 shares of Common Stock held by Mr. Hurst and 30,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(9)	Includes 10,000 shares of Common Stock held by Ms. Meints and 71,429 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(10)	Includes 40,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(11)	Includes 9,000 shares of Common Stock held by Mr. Singleton and 40,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(12)	Includes 666 shares of restricted stock that will vest within 60 days of the Record Date, 538,816 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, 3,665 shares of Common Stock held by the Mary J. Shea Revocable Trust and 193,715 shares of Common Stock in the aggregate held by Messrs. Furman, McCusker, Norris, Hurst, Schwarz and Singleton, and Ms. Meints.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s second amended and restated certificate of incorporation provides that the number of directors be between five and eleven as determined by the Board. The Board is set at seven and is divided into three classes approximately equal in size, serving staggered three year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Under the Company’s amended and restated bylaws in the uncontested election, to be elected, a director nominee must receive a majority of the votes cast in an uncontested election. In an uncontested election, the incumbent director nominee must submit an irrevocable resignation that is subject to (i) that director receiving less than a majority of the votes cast in the uncontested election, and (ii) acceptance of the resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director does not receive a majority of the votes cast in an uncontested election, the Nominating and Governance Committee will make a recommendation to the full Board as to whether to accept or reject the resignation or whether other action should be taken. The full Board is required to act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. The Board will publicly disclose its decision regarding accepting or not accepting a resignation within four business days of reaching its decision.

The Board proposes the election of the following nominees as Class 1 directors: Hunter Hurst, III and Richard A. Kerley. The director nominees were nominated by the Company’s Nominating and Governance Committee, which nominations were confirmed by the Board. The nominees have consented to serving as nominees for election to the Board, to being named in the Proxy Statement and to serving as members of the Board if elected by the Company’s stockholders. Information regarding the two nominees is set forth below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s two nominees.

The Board of Directors has no reason to believe that any of the Board’s nominees is unable to serve or will not serve if elected. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Governance Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating and Governance Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

If elected, each nominee is expected to serve until the 2013 annual meeting of stockholders or his or her successor is duly elected and qualified. Mr. Hurst is presently a director of the Company. Mr. Kerley was referred to the Nominating and Governance Committee by our Chief Financial Officer.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as the Board may recommend in the place of such nominee to fill the vacancy. Information regarding the two nominees is set forth below.

The Board recommends that the stockholders vote “FOR” election of the two nominees named below as directors of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and director nominees as of April 23, 2010.

Name	Age	Class	Term Expires
Terence J. Cryan (1)(2)	47	2	2011

Hunter Hurst, III (1)(2)(3)(5)	71	1	2010

Richard A. Kerley (5)	60	1	—

Fletcher Jay McCusker	60	3	2012

Kristi L. Meints (1)(2)(3)	55	3	2012

Craig A. Norris (6)	42	1	2010

Warren S. Rustand (4)	67	2	2011

Richard Singleton (1)(2)(3)	74	2	2011

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee
(4)	Lead Director
(5)	Director Nominee
(6)	Mr. Norris, whose term of office as a director will expire at the Annual Meeting, is not standing for reelection.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future needs. The Board also believes that all directors must possess a considerable amount of business management and social services related experience. The Nominating and Governance Committee considers, among other things, a candidate’s board experience, education, whether they are independent under applicable Nasdaq listing standards and the SEC rules, financial expertise, integrity, financial integrity, ability to make independent and analytical inquiries, understanding of the Company’s business environment, experience in the social services industry and knowledge about the issues affecting the social services industry, and willingness to devote adequate time to Board and committee duties when considering director candidates. The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The process undertaken by the Nominating and Governance Committee in selecting qualified director candidates is described below under “Corporate Governance – Director Nominee Selection Process”. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in each director’s biography.

Director Nominees

Hunter Hurst, III has served as our director since December 1996 and chairperson of the nominating and corporate governance committee of our board of directors since May 2005. Mr. Hurst has served as Director of the

National Center for Juvenile Justice from its founding in 1973 until his retirement in May 2008. The Center (NCJJ) is the leading resource for juvenile justice research and statistics in the western hemisphere. He has directed over thirty applied research studies and has authored numerous publications relating to juvenile issues. He received his bachelor’s degree in psychology and master’s degree in social work from Louisiana State University in 1960 and 1965, respectively.

Mr. Hurst has extensive knowledge in evaluating the justice system performance related to children and families, budgeting, internal control, diversifying revenue streams as an important means of controlling risk and charting public policy impact on internal operations from his experience as Chief Executive of NCJJ. In addition, Mr. Hurst has served on the board of directors of numerous not-for profit organizations that span the entire spectrum of human services from treatment of severely emotionally disturbed children to battered women, violent youth, work release for the criminally confined, employment agencies for youth and drug treatment. Further, Mr. Hurst has served as an expert witness and provided testimony to numerous state legislatures, judiciary committees of the U.S. House of Representatives and Senate, the United Nations and the International Association of Youth Magistrates. Mr. Hurst is able to provide industry insight to the Board’s discussions of the Company’s challenges, opportunities and operations.

Richard A. Kerley is currently the Senior Vice President and Chief Financial Officer and member of the board of directors of Peter Piper, Inc., a privately-held pizza and entertainment restaurant chain. Mr. Kerley has served in these positions since November 2008. From July 2005 to October 2008, Mr. Kerley served as the Chief Financial Officer of Fender Musical Instruments Corporation, a privately-held manufacturer and wholesaler of musical instruments and amplification equipment, and distributor of musical instrument accessories. From June 1981 to July 2005, Mr. Kerley was an audit partner with Deloitte & Touche LLP. Prior to becoming a partner in Delotte & Touche, Mr. Kerley served as an audit manager and staff accountant from August 1971 to June 1981. He received a bachelor of business administration degree in accounting from Marshall University in 1971 and is a certified public accountant in the States of Arizona and Kentucky.

Mr. Kerley is a senior financial executive with experience in a variety of operational issues, financial budgeting, planning and analysis, capital investment decisions, mergers and acquisitions, operational and financial controls, internal and external reporting, financings and public offerings and filings with the SEC. Mr. Kerley’s strong financial background provides our board of directors with financial expertise, including an understanding of financial statements, finance, capital investing strategies and accounting.

Directors

Terence J. Cryan has served as a director since May 2009 and chairperson of the compensation committee of our board of directors since June 16, 2009. In September 2001, Mr. Cryan co-founded Concert Energy Partners LLC, an investment banking and private equity firm, and serves as its managing director. From April 2007 to April 2010, Mr. Cryan also served as President and Chief Executive Officer of Medical Acoustics LLC, a medical device technology company. From November 1997 to June 2001, Mr. Cryan served as senior managing director of Bear, Stearns & Co., Inc., an investment banking firm where he provided corporate finance and mergers and acquisitions advisory services to clients. Mr. Cryan has over 25 years of investment banking experience. Currently, Mr. Cryan serves as a member of the board of directors of Global Power, Inc., Uranium Resources, Inc., and Gryphon Gold, all of which are publicly traded companies.

Mr. Cryan’s extensive knowledge of the capital markets and mergers and acquisitions from his experience as managing director of Concert Energy Partners LLC and having served as senior managing director of Bear, Stearns & Co., Inc. provides our board of directors with valuable insights into managing our capital and liquidity needs and opportunities to grow our businesses.

Fletcher Jay McCusker has served as our chairman of the board of directors and Chief Executive Officer since our company was founded in December 1996. Prior to founding our company, Mr. McCusker served as Executive Vice President of Youth Services International, Inc., a Nasdaq listed company that provided private institutional care for at-risk youth, from July 1995 until December 1996. From September 1992 until July 1995, he served as Chief Executive Officer of Introspect Healthcare Corporation, a large multi-state behavioral health provider. In 1983, Mr. McCusker co-founded a mental health care company, Century Healthcare, which was sold to

New York Stock Exchange listed Columbia Healthcare in 1992. Mr. McCusker received a bachelor’s degree in rehabilitation from the University of Arizona in 1974 and completed the public programs graduate program without a terminal degree at Arizona State University in 1982.

Mr. McCusker brings to Providence over forty years of experience in the social services industry. Mr. McCusker’s day to day leadership of Providence, as Chief Executive Officer, provides him with intimate knowledge of our business, results of operations and financial condition. As one of the founders of Providence, he has provided and continues to provide strategic guidance. Under his leadership we have grown our business to become a leading provider of home and community based social services and non-emergency transportation management services to over 7.7 million beneficiaries including children, adolescents and families who are eligible to receive our services due to income level and emotional and educational disabilities. The Board believes that Mr. McCusker provides unique insights into the Company’s challenges, opportunities, risks and operations.

Kristi L. Meints has served as our director and chairperson of the audit committee of our board of directors since August 2003. From January 2005 to December 2009, and from August 1999 until September 2003, she served as Vice President and Chief Financial Officer of Chicago Systems Group, Inc., a technology consulting firm based in Chicago, Illinois. From October 2003 through December 2004, she served as Chief Financial Officer of Peter Rabbit Farms, a carrot and vegetable farming business in Southern California. From January 1998 until August 1999, she was interim Chief Financial Officer for Cordon Corporation, a start-up services company. Ms. Meints was group finance director for Avery Dennison Corporation, a New York Stock Exchange listed company that is a multi-national manufacturer of consumer and industrial products, from March 1996 until December 1997. From February 1977 until June 1995, she held a variety of financial positions at SmithKline Beecham Corporation, including as director of finance, worldwide manufacturing animal health products; and as manager of accounting and budgets for Norden Laboratories, Inc., one of its wholly owned subsidiaries. She received a bachelor’s degree in accounting from Wayne State College in 1975 and a master’s degree in business administration from the University of Nebraska in 1984.

Ms. Meint’s strong financial background, including her service as Chief Financial Officer of Chicago Systems Group, Inc. and Peter Rabbit Farms and senior finance positions at Avery Dennison Corporation and SmithKline Beecham Corporation, provides financial expertise to the Board, including an understanding of financial statements, operational and corporate finance and accounting.

Warren S. Rustand has served as our director since May 2005, our lead director since January 2007 and chairperson of the compensation committee from August 2008 to June 2009. Since September 2005, Mr. Rustand has served as managing director of SC Capital Partners LLC, an investment banking group which includes: corporate advisory services, a private equity fund, capital sourcing, with a focus on the microcap market. He was previously the Chief Executive Officer of Summit Capital, a firm which specializes in the development of small to midsize companies by sourcing, and structuring financial, and human capital resources for the organization. Mr. Rustand has served as a member of the board of directors for over 40 public, private, and not-for-profit organizations. The range of these organizations is from multibillion dollar public companies, to midsize, early stage, and startup companies. Mr. Rustand was chairman and Chief Executive Officer of Rural Metro Corp., a $600 million emergency services company traded on Nasdaq. In addition, Mr. Rustand has had a long term interest in public policy, and in 1973, was selected as a White House Fellow. During his fellowship, he served in various positions such as special assistant to the Secretary of Commerce and special assistant to the Vice President. In addition, from 1974 to 1976, he served as the Appointments Secretary to the President. Mr. Rustand serves as a director of TLC Vision Corporation, a Nasdaq listed eye-care services company, and the chairman of its audit committee. He also serves as a director of MedPro Safety Products, Inc., a medical device safety products company, where he chairs the audit committee and serves on other board committees. He received his bachelor’s degree and master’s degree from the University of Arizona in 1965 and 1972, respectively.

Mr. Rustand’s positions as a member of the board of directors for many public, private and non-for-profit organizations, managing director of SC Capital Partners LLC, Chief Executive Officer of Summit Capital and tenure as a senior executive at other organizations has enabled him to provide our board of directors with valuable business, leadership and management perspectives and business acumen. Mr. Rustand also brings financial expertise to our Board, including through his prior service as chairman of the audit committee of other public companies.

Richard Singleton has served as our director since March 1998. Colonel Singleton is a retired United States Army colonel having served in the Army for 30 years. He was one of the founders of Youth Services International, Inc. (“YSI”), a Nasdaq listed company that provided private institutional care for at-risk youth. While at YSI he served as superintendent of the Charles H. Hickey School for Boys, in Baltimore, Maryland and later as Senior Vice President for Governmental Affairs at the local, state and federal level. He also served as superintendent of Boys School for the Department of Juvenile Justice State of Florida from June 1999 to July 2004. From January 1997 until June 1999, Colonel Singleton was the Regional Director of operations for Three Springs, Inc., located in Huntsville, Alabama, where he was responsible for the overall operations and management of juvenile justice facilities in the State of Georgia. Colonel Singleton received a bachelor’s degree in education from the South Carolina State University in 1958 and a master’s degree in public administration from the University of Missouri in 1972. He is a graduate of the Army’s Command and General Staff College and the National War College.

Mr. Singleton’s experience leading soldiers in peace and war as a Colonel in the United States Army and tenures as superintendent of Boys School for the Department of Juvenile Justice State of Florida and the Charles H. Hickey School for Boys and as regional director of operations for Three Springs, Inc. provides the Board with hands on insight into the Company’s challenges, opportunities and operations.

See below for certain information with respect to Craig A. Norris, whose term of office as a director expires at the Annual Meeting, but who will continue to serve us as our Chief Operating Officer.

Craig A. Norris has served as our director since November 2008 and as our Chief Operating Officer since April 2004 and as President, Eastern Division, from May 1998 to March 2004. Prior to joining our company, Mr. Norris served as the Chief Operating Officer of Parents and Children Together, Inc., a home based counseling provider from June 1994 until April 1998, which we acquired in February 1997. Mr. Norris was employed as a psychotherapist for the Arizona Department of Health from December 1992 until June 1994. Mr. Norris was a treatment coordinator for the Arizona Center for Clinical Management, a managed care behavioral health care provider for southern Arizona, from May 1992 until December 1992. Mr. Norris received a bachelor’s degree in psychology from the University of Arizona in 1989 and dual master’s degrees in counseling and organizational management from the University of Phoenix in 1993 and 1996, respectively.

Non-director Executive Officers

The following is a brief summary of the background of each executive officer who is not a director as of May 20, 2010, or immediately prior to the Annual Meeting:

Michael N. Deitch, 53, a certified public accountant, has served as our Chief Financial Officer since June 1997. He was named our Secretary and Treasurer in October 1998. Prior to joining the Company, Mr. Deitch worked for Crawford & Company, a New York Stock Exchange listed company specializing in health care and business claims adjusting, and for Glasrock Home Health Care, Inc., a wholly-owned subsidiary of the New York Stock Exchange listed company The BOC Group, now a part of The Linde Group. He also worked for several years in public accounting as an auditor, tax preparer, and providing litigation support services. Mr. Deitch received a bachelor’s degree in accounting from the University of Tennessee in 1979 and a master’s degree in business administration from the University of Tennessee in 1981.

Mary J. Shea, 54, has served as our Executive Vice President of Program Services since February 2003 and as President of our Arizona operations from February 1997 until February 2003. Ms. Shea served as a member of our board of directors from September 1999 to August 2003. Prior to joining our company, she was the director of case management for Introspect Healthcare Corporation, a large, multi-state behavioral health provider, from October 1995 until February 1997. Ms. Shea worked as a supervisor for the State of Arizona and the Arizona Center for Clinical Management, a managed care entity providing behavioral health services in southern Arizona, from March 1990 until September 1995. She received a bachelor’s degree in natural resources from the University of Wisconsin in 1978.

Fred D. Furman, Esq., 61, has served as our Executive Vice President since March 2006 and our general counsel since September 2003. From August 2002 until September 2003, Mr. Furman was self-employed as a consultant. Mr. Furman was previously with PMR Corporation, a publicly traded mental health company, from

March 1995 until August 2002 (when PMR merged with Psychiatric Solutions, Inc.), where he held a number of positions, including most recently, from September 1997 through August 2002, as its President and General Counsel. Mr. Furman is a former partner and head of the litigation department for the Philadelphia law firm of Kleinbard, Bell & Brecker LLP. Mr. Furman received his bachelor’s degree in history from Temple University in 1969 and a juris doctorate degree from Temple University, School of Law in 1973.

Herman Schwarz, 47, was appointed to serve as Chief Executive Officer of our non-emergency transportation management services business (comprising Charter LCI Corporation, including its subsidiaries (collectively “LogistiCare”)) on May 20, 2009. Mr. Schwarz has over 20 years of experience and proven skills in strategy development, operations management, financial management, mergers and acquisitions activity, and sales and marketing leadership. Since January 2007, Mr. Schwarz has served as Chief Operating Officer of LogistiCare responsible for its day-to-day operations including call center operations, client relationships, subcontractor management, service delivery and quality assurance. Prior to joining LogistiCare in 2007, Mr. Schwarz was the founder and partner of C3 Marketplace LLC, a buying service and sourcing venture that delivers cost effective sourcing from Asia to small and medium sized retailers and manufacturers from August 2005 to December 2006. Other previous executive positions include President and Chief Executive Officer of Aegis Communications Group Inc. (“Aegis”), a publicly-traded provider of outsourced call center services, various senior roles with Elrick & Lavidge, the marketing research division of Aegis, and with Selig Industries and National Linen Service, divisions of National Service Industries, from 1992 to 2005. Mr. Schwarz received a master’s degree in business administration from the Wharton School of Business at the University of Pennsylvania and a bachelor’s degree in commerce from the University of Virginia.

Leamon A. Crooms III, 47, was appointed to serve as our Chief Strategy Officer effective February 1, 2010. While employed by Cap Gemini Ernst & Young as Senior Manager from August 2000 to July 2003, Bearing Point as Manager (formerly KPMG LLP) from August 1999 to August 2000 and Ernst & Young LLP as Senior Consultant from June 1997 to July 1999, he provided strategic input and led new market strategies for Federal Express, Eckerd Health Services, Bed, Bath and Beyond, General Electric, Catholic Healthcare West, ANB AMRO Bank and Hewlett Packard. Most recently, from August 2003 until January 2010, he was Chief Advisor of Strategic Growth Advisors, a business advisory firm that he founded. Mr. Crooms has a BA from the University of California, Davis and an MBA from the University of Arizona-Eller School of Business.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Currently, the Board believes that the Company’s Chief Executive Officer is best situated to serve as chairman of the board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of chairman and Chief Executive Officer, together with an independent lead director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Recognizing the importance of the Board to be able to meet independent of management and for there to be independent oversight of management, in 2007, the Board created the position of lead director. Mr. Rustand serves as lead director of the Board. The Board has determined that the lead director will (a) preside at all meetings of the Board at which the chairman is not present including executive sessions of the independent directors; (b) respond directly to stockholder and other stakeholder questions and comments that are directed to the lead director or to the independent directors as a group, with such consultation with the chairman or other directors as the lead director may deem appropriate; (c) review meeting agendas and schedules for the Board; (d) ensure personal availability for consultation and communication with independent directors and with the chairman, as appropriate; and (e) call special meetings of the independent directors in accordance with Providence’s by-laws, as the lead director may deem to be appropriate.

Independence of the Board

The Board believes that independence depends not only on our director’s individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Governance Committee of the Board, uses the current standards for “independence” established by The Nasdaq Stock Market LLC, referred to in the remainder of this proxy statement as “Nasdaq”, to evaluate any material relationship a director may have with Providence to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with Providence or any subsidiary in the consolidated group other than as a director of another Board of Directors. Any relationship that falls below a threshold set forth by the standards for “independence” established by Nasdaq and our corporate governance guidelines, or is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is automatically deemed to be an immaterial relationship. Our Board has affirmatively determined that all the directors are independent except for Messrs. McCusker and Norris, who are employed by Providence. In addition, the Board has determined that, if elected by the stockholders, Mr. Kerley will be independent. While the Company engages a consultant to administer its employee benefits plans that employs three of Mr. Rustand’s sons (as described below in subsection “—Certain Relationships and Related Transactions”), which information is required to be disclosed as a related party transaction under Item 404(a) of SEC Regulation S-K, the Board has affirmatively determined this relationship to be immaterial based on the dollar amounts involved in the transaction.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. In addition, members of senior management regularly provide reports to the Board about their respective areas of responsibility and any risks thereof. These reports include actions taken by senior management to monitor and control such risks.

Communication with the Board

Stockholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to Providence’s Board, c/o Michael N. Deitch, Corporate Secretary, The Providence Service Corporation, 5524 East Fourth Street, Tucson, Arizona 85711. In the letter, the stockholder must identify him or herself as a stockholder of Providence. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to Providence’s Board.

Meetings of the Board of Directors and Committees

During the 2009 fiscal year, the Board held 12 meetings, the Audit Committee held 12 meetings, the Compensation Committee held 15 meetings and the Nominating and Governance Committee held six meetings. During fiscal 2009, none of the directors attended less than 75% of all of the meetings of the Board held during the period for which he or she was a director or less than 75% of the meetings of each committee of the Board held during the period in which he or she served on such committee.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2009. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend the annual meeting of stockholders, absent exceptional cause. All then six directors attended the 2009 annual meeting of stockholders.

Committees of the Board of Directors

The Board has three separately-designated standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each as described below:

Audit Committee. The Audit Committee is currently composed of Ms. Meints (Chairperson) and Messrs. Cryan, Hurst and Singleton. From August 2008 until June 2009, Mr. Rustand served as a member of the Audit Committee. Mr. Cryan has served as a member of the audit committee since June 2009. The Audit Committee is directly responsible for:

•	appointing, overseeing and compensating the work of the outside auditor;

•	reviewing Providence’s quarterly financial statements and earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by Providence’s outside auditor;

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engaging in a dialogue with the outside auditor regarding relationships which may impact the independence of the outside auditor and being responsible for oversight of the independence of the outside auditor;

•	reviewing and approving the report of the Audit Committee to be filed with the SEC;

•	reviewing with the outside auditor the adequacy and effectiveness of the internal controls over financial reporting;

•	establishing procedures for the submission of complaints, including the submission by the Company’s employees of anonymous concerns regarding questionable accounting or auditing matters;

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reviewing with Providence’s Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design or operation of our internal controls and any fraud, whether or not material, that involves our management or other employees who have a significant role in the Providence’s internal controls;

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reviewing and approving all transactions between Providence and any Related Person that are required to be disclosed under Item 404 of SEC Regulation S-K(“Item 404”). The terms “Related Person” and “transaction” have the meanings given to such terms in Item 404, as may be amended from time to time; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Ms. Meints is an “audit committee financial expert” as defined under Item 407 of SEC Regulation S-K.

Compensation Committee. The Compensation Committee currently consists of Messrs. Cryan (Chairperson), Hurst and Singleton and Ms. Meints. From August 2008 until June 2009, Mr. Rustand served as a member and Chairperson of the Compensation Committee. Mr. Cryan was appointed to serve as the Chairperson of the Compensation Committee in June 2009. The Compensation Committee is directly responsible for:

•	reviewing and determining annually the compensation of Providence’s Chief Executive Officer and other executive officers;

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preparing an annual report on executive compensation for inclusion in Providence’s annual proxy statement for each annual meeting of stockholders in accordance with applicable SEC rules and regulations;

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reviewing and discussing with Providence’s management the Compensation Discussion and Analysis required by Item 402 of SEC Regulation S-K. Based on such review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in Providence’s annual report or proxy statement for the annual meeting of stockholders;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of Common Stock and other equity securities; and

•	reviewing and assessing annually, the Compensation Committee’s performance and the adequacy of the Compensation Committee Charter.

In addition, the Compensation Committee administers The Providence Service Corporation 2006 Long-Term Incentive Plan.

As provided in its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees of the Compensation Committee. To date, the Compensation Committee has not delegated its responsibilities. Mr. McCusker, our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the compensation of executive officers, other than himself, but does not participate in the final deliberations of the Compensation Committee. The Compensation Committee has the authority to retain independent counsel or other advisors and has, in the past, retained compensation consultants and outside counsel to assist it.

In August 2007, the Compensation Committee engaged Mercer (US) Inc. (“Mercer”) to serve as the compensation consultant to make recommendations for 2008 and 2009 as more fully described below under “Executive Compensation – Compensation Discussion and Analysis.” In June 2009, the Compensation Committee engaged Mercer to provide executive compensation consulting services, which included a review of the competiveness of the Company’s 2009 executive compensation programs, with a focus on helping the Compensation Committee develop a compensation strategy beginning in 2010 in light of the then current economic conditions. Mercer attended meetings of the Compensation Committee to discuss findings and recommendations from its anayses. In 2009, the Company incurred fees equal to an aggregate of approximately $74,000 for services provided by Mercer in 2009.

Two affiliates of Mercer, Marsh USA (“Marsh”) and Kroll Associates, Inc. (“Kroll”) have provided consulting services to the Company. Marsh provides the Company with management services related to the operations of one of its captive insurance subsidiaries and Kroll has, from time to time, since 2008 provided the Company with various investigative and background reports. In 2009, the Company incurred fees equal to an aggregate of approximately $224,000 related to services provided by Marsh and Kroll in 2009. Neither the Board nor any committee thereof was involved in the decision to engage Marsh or Kroll or asked to approve the Company’s business relationship with Marsh or Kroll (which occurred subsequent to the engagement of Mercer).

The Compensation Committee believes that the advice it receives from Mercer is objective and not influenced by Mercer’s or its affiliates’ relations with the Company based upon the following:

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Based upon the Compensation Committee’s knowledge, the executive compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	Mercer has not recommended its affiliates’ services to the Compensation Committee or the Company;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Compensation Committee without management intervention; and

•	The protocols for the engagement describe how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Compensation Committee determines the appropriate forum for receiving consultant recommendations. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company. All of the decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Mercer. Additional information regarding Mercer and its relationship with the Company and the Compensation Committee can be found under “Executive Compensation – Compensation Discussion and Analysis” below.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable Nasdaq listing standards.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Messrs. Hurst (Chairperson) and Singleton and Ms. Meints. The Nominating and Governance Committee is responsible for, among other things:

•	selecting the slate of nominees of directors to be proposed for election by the stockholders and recommending to the Board individuals to be considered by the Board to fill vacancies;

•	developing and implementing policies regarding corporate governance matters and recommending any desirable changes to such policies to the Board;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the Nominating and Governance Committee and the adequacy of the Nominating and Governance Committee Charter.

The Board has determined that each member of the Nominating and Governance Committee is independent as defined in applicable Nasdaq listing standards.

The Audit, Compensation and Nominating and Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.provcorp.com under “Investor Information.” Providence intends to disclose any amendments to these charters required by the SEC or listing standards of Nasdaq at the same location on our website.

Director Nomination Process

Director Qualifications

Nominees for director will be selected on the basis of outstanding achievement in their careers and other factors including: board experience; education; whether they are independent under applicable Nasdaq listing standards and the SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; experience in the social services industry and knowledge about the issues affecting the social services industry; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Providence and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Providence’s financial statements.

Director Nominee Selection Process

In the case of an incumbent director whose term of office is set to expire at the next annual meeting of stockholders, the Nominating and Governance Committee reviews such director’s service to Providence during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. To become a nominee, an incumbent director must also submit an irrevocable resignation to the Board that is contingent upon (a) that director receiving less than a majority of the votes cast in the uncontested election, and (b) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. The incumbent director must also complete and submit a questionnaire with respect to his/her background and execute a written representation and agreement (the “Director/Prospective Director Agreement”).

The Director/Prospective Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and represent that the director or nominee, if elected, would be in compliance with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Company, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director/Prospective Director Agreement in any material respect.

In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Governance Committee;

•	reports to the Board by the Nominating and Governance Committee on the selection process;

•	recommendations by the Nominating and Governance Committee; and

•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.

New director candidates must also complete and submit a questionnaire with respect to his/her background and execute a Director/Prospective Director Agreement.

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director.

The officer presiding over the annual meeting of stockholders, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Providence’s amended and restated bylaws. Under Providence’s amended and restated bylaws, a stockholder who desires to nominate directors for election at an annual meeting of stockholders must comply with the procedures summarized below. Providence’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to Providence’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 or upon the stockholder’s written request directed to the Company’s Corporate Secretary at the address given below. See “–Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to Providence’s amended and restated bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 5524 East Fourth Street, Tucson, Arizona 85711, not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 60th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 60th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each notice of nomination is required to set forth:

•	a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration;

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the name and record address, as they appear on the Company’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person. A “Stockholder Associated Person” is, with respect to any stockholder, (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of Common Stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person;

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(a) the class, series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (b) any derivative instrument (as defined in the amended and restated bylaws) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (d) any short interest (as defined in the amended and restated bylaws) indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (e) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (f) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, must be supplemented by such stockholder and any Stockholder Associated Person not later than 10 calendar days after the record date for the meeting to disclose such ownership as of the record date);

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a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder;

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any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom;

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a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal;

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a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting;

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whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder;

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such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

In the event that a special meeting of stockholders is called for the election of directors, a stockholder’s nomination must be delivered to the Company not earlier than the close of business on the 120th calendar day prior to the date of the special meeting and not later than the close of business on the later of the 60th calendar day prior to the date of the special meeting, or, if the first public disclosure made by the Company of the date of the special meeting is less than 70 days prior to the date of the special meeting, not later than the 10th calendar day following the day on which public disclosure is first made of the date of the special meeting. The stockholder submitting a notice of nomination with respect to the election of directors at a special meeting must include, in its timely notice, the same information as set forth above.

A majority of the Board may reject any nomination by a stockholder not timely made or otherwise not made in accordance with the terms of the Company’s amended and restated bylaws. If a majority of the Board reasonably determines that the information provided in a stockholders notice does not satisfy the informational requirements in any material respect, the Secretary of the Company will promptly notify such stockholder of the deficiency in writing. The stockholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary of the Company within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board reasonably determines. If the deficiency is not cured within such period, or if a majority of the Board reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements in any material respect, then a majority of the Board may reject such stockholder’s nomination.

Compensation of Non-Employee Directors

As compensation for their service as directors of the Company for 2009, each non-employee member of the Board received a $60,000 annual stipend, except for the Audit Committee Chair who received a $90,000 annual stipend, the Lead Director who received an $85,000 annual stipend and the Chair of the Nominating and Governance Committee who received a $70,000 annual stipend. Regarding the compensation for the Chair of the Compensation Committee, the full annual stipend of $80,000 was not paid to any member of the Board as Mr. Rustand, the Chair of this committee until June 2009, received no additional compensation for serving as Chair of the Compensation Committee in 2009. In June 2009, Mr. Cryan was appointed to serve as the new Chair of the Compensation Committee and received $43,333 of the annual stipend pro-rated for the period in which he served in this position in 2009. Mr. Cryan also received a one month stipend of $5,000 as a member of the Board for May 2009. Payment of the annual stipends was made on a monthly basis following each month of service. No additional payments were made to non-employee members for participating in Board and committee meetings. Non-employee director fees remain the same for 2010.

Each non-employee member then serving on the first business day of each January receives 2,000 shares of restricted Common Stock, and a ten-year option to purchase 10,000 shares of Common Stock, with an exercise price equal to the closing market price of our Common Stock on the date of grant, under our 2006 Long-Term Incentive Plan (“2006 Plan”), subject to availability under the 2006 Plan. In addition, upon initial appointment or initial election to the Board, new non-employee members receive equity awards equal to the awards described above. Awards generally vest in three equal installments on the first, second and third anniversaries of the date of grant. The non-employee directors’ annual equity awards for 2009 were eliminated. Depending upon the availability of shares to be awarded under the 2006 Plan, the granting of annual equity awards to our non-employee directors as described above will resume in 2010.

Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and meetings of Board committees.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards (1)(2) ($)	Total ($)
Terence Cryan*	48,333	26,140	99,706	174,179
Hunter Hurst, III*	70,000	—	—	70,000
Kristi L. Meints*	90,000	—	—	90,000
Warren S. Rustand (3)	85,000	—	—	85,000
Richard Singleton	60,000	—	—	60,000

*	Committee Chair
(1)	No awards of equity were granted in 2009 except for an award granted to Mr. Cryan in May 2009 upon his appointment to the Board. On May 13, 2009, Mr. Cryan was awarded an option to purchase 10,000 shares of Common Stock and 2,000 shares of restricted stock under our 2006 Plan. The options are ten-year options with an exercise price equal to the closing market price of our Common Stock on the date of grant. The options and restricted stock vest in three equal annual installments, on the first, second and third anniversaries of the date of grant. The aggregate grant date fair value of the options and restricted stock awarded to Mr. Cryan was $99,706 and $26,140, respectively. The aggregate grant date fair value of the options and restricted stock was computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions, see Note 13, Stock-Based Compensation Arrangements, of our Annual Report on Form 10-K for the year ended December 31, 2009. Other than the 2,000 shares of restricted stock awarded to Mr. Cryan described above, there were no other stock awards outstanding as of December 31, 2009 that were previously granted to the other non-employee members of the Board.
(2)	The following table sets forth the number of outstanding unexercised options to purchase shares of Common Stock and the associated exercise price and grant date fair value held by each non-employee director as of December 31, 2009. All outstanding options were fully vested as of December 31, 2009 with the exception of 10,000 options that were granted to Mr. Cryan in May 2009 that vest in one-third increments on the first, second and third anniversary of the grant date:

		Number of stock options
Exercise Price	Fair Value	Terence Cryan	Hunter Hurst, III	Kristi L. Meints	Warren S. Rustand	Richard Singleton
$ 7.00	$ 5.05	—	—	1,429	—	—
$ 13.07	$ 9.97	10,000	—	—	—	—
$ 17.13	$ 6.35	—	—	10,000	—	—
$ 20.30	$ 6.72	—	—	30,000	—	10,000
$ 24.08	$ 7.80	—	—	—	10,000	—
$ 24.59	$ 10.42	—	10,000	10,000	10,000	10,000
$ 26.14	$ 10.50	—	10,000	10,000	10,000	10,000
$ 28.47	$ 9.28	—	10,000	10,000	10,000	10,000

Total		10,000	30,000	71,429	40,000	40,000

(3)	Mr. Rustand serves as the Board’s Lead Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Providence. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Providence with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders of Providence complied with applicable Section 16(a) requirements during the year ended December 31, 2009 other than John L. Shermyen, former Chief Executive Officer of LogistiCare, who filed a statement of changes in beneficial ownership on Form 4 reporting the sale of shares of our Common Stock late.

Certain Relationships and Related Transactions

Policy Regarding Certain Relationships and Related Transactions

Pursuant to its written charter, the Audit Committee has adopted a Related Person Transaction Policy that, subject to certain exceptions, requires the Audit Committee (or the chair of the Audit Committee in certain instances) to review and either ratify, approve or disapprove all “transactions” with “related persons,” which have the meanings given to such terms in Item 404(a) of Regulation S-K.

In determining whether to approve or ratify a transaction with a related person under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the transaction and take into account factors such as the related person’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction. No director is to participate in the approval of related person transaction for which he or she is a related person or otherwise has a direct or indirect interest.

The Audit Committee is also to review and assess ongoing related person transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

Each year our directors and officers complete Directors’ and Officers’ Questionnaires, which, among other things, are designed to elicit certain information relating to transactions with the Company in which the officer or director or any immediate family member of such officer or director has a direct or indirect interest. These questionnaires are reviewed by our General Counsel and any such transactions or other related person transactions are brought to the attention of the Audit Committee as appropriate. We believe that our arrangements with Las Montanas Aviation, LLC and CBIZ referred to below are no less favorable to us than those available to us from other entities providing such services.

Transaction with Mr. McCusker, Providence’s Chief Executive Officer

Beginning in 2004, Providence began using a twin propeller KingAir airplane operated by Las Montanas Aviation, LLC for business travel purposes on an as needed basis, including by a number of employees for short flights not typically covered by scheduled airline routes from Tucson. Las Montanas Aviation, LLC is owned by Mr. McCusker. For the year ended December 31, 2009, Providence reimbursed Las Montanas Aviation, LLC approximately $119,000 for use of the airplane for business travel purposes.

Transaction with CBIZ Benefits and Insurance Services, Inc.

Providence uses CBIZ Benefits and Insurance Services, Inc. (“CBIZ”), a subsidiary of CBIZ, Inc., to administer and consult on its self-insured employee health benefits, 401(k) and deferred compensation plans. For 2009, CBIZ and its subsidiaries received approximately $488,000, consisting of fees of approximately $314,000 paid by Providence and commissions of approximately $174,000 paid by third parties related to business with Providence. Eric Rustand and Garrett Rustand, two of Mr. Rustand’s sons, work for CBIZ. Eric Rustand, Vice President of Business Development for CBIZ, is the lead consultant on the employee health benefits plans for Providence. Garrett Rustand, Vice President of Wealth Management for CBIZ, is one of three wealth management practitioners overseeing Providence’s 401(k) and deferred compensation plans. For 2009, Eric Rustand received approximately $86,000 in commissions from CBIZ and Garrett Rustand received approximately $8,400 in commissions from CBIZ related to CBIZ’s business with Providence. A third son works for CBIZ, but did not receive compensation related to CBIZ’s business with Providence.

Consulting Agreement with Steven I. Geringer

Pursuant to the terms of a consulting agreement entered into between Mr. Geringer and the Company on April 11, 2008, Mr. Geringer is serving as a consultant to the Company until May 31, 2010. For such services, Mr. Geringer receives a consulting fee of approximately $6,667 per month, payable on the 15th day of each calendar month. In addition, per the terms of his consulting agreement, Mr. Geringer received (a) 2,668 shares of restricted Common Stock and non-qualified stock options to purchase 6,666 shares of Common Stock in 2008, all of which were to vest in two equal installments on each of January 2, 2009 and January 3, 2010, and (b) 667 shares of restricted Common Stock and non-qualified stock options to purchase 3,334 shares of Common Stock on January 1, 2009, all of which were to vest on January 1, 2010. The vesting of all of the foregoing awards was accelerated in December 2008 in connection with the Company’s acceleration of all of its then outstanding unvested equity awards.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Cryan (Chairperson), Hurst and Singleton and Ms. Meints. Mr. Rustand served as a member and Chairperson of the Compensation Committee from August 2008 until June 2009. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2009 was a current or former officer or employee of Providence, or engaged in certain transactions with us, required to be disclosed by regulations of the SEC (other than the certain transaction disclosed above in “—Transaction with CBIZ Benefits and Insurance Services, Inc.” with respect to Mr. Rustand, which transaction, while required to be disclosed, has been deemed immaterial by the Board for purposes of determining Mr. Rustand’s independence). There were no compensation committee “interlocks” during the fiscal year ended December 31, 2009, which generally means that none of Providence’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of our Board’s Compensation Committee.

PROPOSAL 2 – AMENDMENT TO THE PROVIDENCE SERVICE CORPORATION 2006

LONG-TERM INCENTIVE PLAN

General

The Board believes that the 2006 Plan has contributed significantly to the success of the Company by enabling the Company to attract and retain the services of employees, including executive officers, directors and consultants of exceptional ability. Because the success of the Company is largely dependent upon the judgment, interest and special efforts of these employees, directors, consultants and advisors, the Company endeavors to continue to provide stock based incentive awards to recruit, motivate and retain these individuals. Accordingly, on April 19, 2010, upon the recommendation of the Compensation Committee the Board approved an amendment to the 2006 Plan, subject to approval by the stockholders of the Company, to increase the number of shares of Common Stock authorized for issuance under the 2006 Plan by 1,100,000 shares from 1,800,000 shares to 2,900,000 shares.

The 2006 Plan is intended to advance the interests of the Company and its stockholders by providing for the grant of stock-based and other incentive awards to enhance the Company’s ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and any entity in which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests (“Affiliates”) and encourage such persons to take into account the long-term interests of the Company and its stockholders through ownership of Common Stock or securities with value tied to Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons. Under the 2006 Plan, stock options may be granted that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options not intended to so qualify which are referred to as non-qualified stock options.

If approved, the amended 2006 Plan would allow the Company to make awards to employees, directors, consultants, advisors and others who are in a position to make contributions to the Company and its Affiliates up to 2,900,000 shares of Common Stock. As of the Record Date, there were an aggregate of 1,369,062 and 2,000 shares of Common Stock subject to outstanding options and restricted stock grants (or full value awards), respectively, under all of the Company’s stock plans. The weighted-average term and exercise price of the options outstanding as of the Record Date were 6.32 years and $21.02, respectively. The number of shares available to be granted under the 2006 Plan was 29,628 as of the Record Date. Historically, the Company provided stock based compensation under the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”) and 2003 Stock Option Plan (the “2003 Plan”) to employees, non-employee directors and consultants. As of the Record Date, there were no shares of Common Stock remaining available for future grants under the 1997 Plan and 2003 Plan. No further grants or awards may be issued under the 1997 Plan or 2003 plan, but the awards outstanding under both plans will remain in effect in accordance with their terms.

In order to better manage and control the amount of our Common Stock used for equity compensation, our Board of Directors has adopted a “Burn Rate Policy” for the three fiscal years ending December 31, 2012. During this three year period, beginning with our 2010 fiscal year and ending with our 2012 fiscal year, our Burn Rate Policy will require us to limit the number of shares of Common Stock that we grant subject to stock awards over the three year period to an annual average of 4.02% of our outstanding Common Stock (which is equal to the average of the median burn rate plus one standard deviation for the 2009 and 2010 calendar years for Russell 3000 companies in our Global Industry Classification Standards Peer Group, as published by Institutional Shareholder Services in 2009 and 2010). Our annual burn rate will be calculated as the number of shares subject to stock awards (including options, SARs, restricted stock, restricted stock units and other stock awards) granted during our fiscal year and the number of shares, if any, subject to performance units and performance shares that are paid out during a fiscal year divided by our basic shares of Common Stock outstanding, measured as of the last day of each fiscal year, both as reported in our periodic filings with the SEC. Awards assumed or substituted in acquisitions will be excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance share and any other award that does not have an exercise price per share equal to the per share fair market value of our Common Stock on the grant date) will be counted as 1.5 shares.

The following summary of principal features of the 2006 Plan in this Proxy Statement is qualified in its entirety by the language in the 2006 Plan, which is attached as Appendix A to this Proxy Statement. Stockholders should read the 2006 Plan in its entirety.

Administration

The Compensation Committee administers the 2006 Plan and has discretionary authority to operate, manage and administer the 2006 Plan in accordance with its terms. The Compensation Committee determines participants who will be granted awards under the 2006 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2006 Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will exercise its discretion consistent with qualifying the award for that exception. The Compensation Committee interprets the 2006 Plan and award agreements and has authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2006 Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the 2006 Plan are final and conclusive.

Within the limitations of the 2006 Plan and applicable law, the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other awards among such persons (other than officers of the Company) eligible to receive awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) will have authorized the issuance of a specified number of shares of Common Stock under such awards and will have specified the consideration, if any, to be paid therefore; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. References to Administrator in this summary of the principal features of the 2006 Plan mean the Compensation Committee and persons delegated responsibilities under the 2006 Plan. The Compensation Committee has delegated authority to Mr. McCusker, the Company’s Chief Executive Officer, to grant awards to key employees and consultants under this provision, subject to limitations.

The Compensation Committee must be comprised of two or more members of the Board, each of whom satisfies independence criteria of the applicable listing standards of The Nasdaq Stock Market, LLC, as an “outside” director within the meaning of Section 162(m) of the Code and is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Currently, the members of the Compensation Committee are Messrs. Cryan, Hurst and Singleton and Ms. Meints, each of whom is a director, but not an employee, of the Company.

Limits on Awards

The maximum number of shares of Common Stock that may be issued under the 2006 Plan may not exceed, in the aggregate 1,800,000 shares; provided however, if this proposal is approved, the aggregate number of shares that may be issued under the 2006 Plan will be 2,900,000. Of the aggregate number of shares eligible for issuance under the 2006 Plan, the number of shares of Common Stock that may be issued pursuant to incentive stock options (“ISOs”) is 800,000. The 2006 Plan provides that for purposes of determining the number of shares of Common Stock available for delivery under the 2006 Plan, (a) when a SAR is exercised, the full number of shares covered by the exercised portion of the SAR will be deducted from the shares available for delivery under the 2006 Plan, if the SAR is settled in shares and (b) any shares subject to an award or portion of an award that is terminated, surrendered or cancelled will be available for future awards under the 2006 Plan; however, shares used to pay the exercise price or required tax withholding for an award under the 2006 Plan will not be available for future awards under the 2006 Plan. To the extent consistent with Section 422 of the Code, if the Company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2006 Plan in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the 2006 Plan. Common Stock delivered by the Company under the 2006 Plan may be authorized but unissued

Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the 2006 Plan.

Participation

The Administrator may grant awards under the 2006 Plan to employees, directors, consultants and advisors of the Company and its Affiliates (“Participants”). However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the 2006 Plan.

Rules Applicable to Awards Granted Under the 2006 Plan

The Administrator determines the terms of all awards, subject to the limitations provided under the 2006 Plan. All awards are evidenced by an agreement approved by the Administrator. By accepting any award granted under the 2006 Plan, the Participant agrees to the terms of the award and the 2006 Plan. Notwithstanding any provision of the 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified under the 2006 Plan, as determined by the Administrator.

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Term of the 2006 Plan. The 2006 Plan became effective upon stockholder approval on May 25, 2006 and will continue in effect until all shares of the Common Stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Administrator. No awards may be made after May 25, 2016, but previously granted awards may continue beyond that date in accordance with their terms.

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Transferability. ISOs and other awards under the 2006 Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution or the designated beneficiary of a deceased Participant. During the Participant’s lifetime the Administrator may permit awards other than ISOs and any related SARs to be transferred. In no event may awards be transferred for consideration.

•	Dividend Equivalents. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Common Stock subject to an award.

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Section 409A of the Code. Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. If any provision of the 2006 Plan or an award agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an award to be subject to the interest and penalties under Section 409A of the Code, such provision of the 2006 Plan or award will be modified to maintain, to the maximum extent possible, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any provisions of the 2006 Plan or any award granted thereunder to the contrary, no acceleration may occur with respect to any award to the extent such acceleration would cause the 2006 Plan or an award granted there under to fail to comply with Section 409A of the Code. Additionally, notwithstanding any provisions of the 2006 Plan or an applicable award agreement to the contrary, no payment shall be made with respect to any award granted under the 2006 Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

Stock Options and SARs

A stock option is the right to purchase a specified number of shares of Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2006 Plan. SARs may be granted under the 2006 Plan alone or together with specific stock options granted under the 2006 Plan. SARs are awards that, upon their exercise, give a Participant the right to receive from the Company an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of the Common Stock on the exercise date over the grant price of the SAR.

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Duration of Options and SARs. The latest date on which an option or a SAR may be exercised is the tenth anniversary of the date the option (fifth anniversary in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the option or SAR was granted.

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Vesting. The Administrator will fix the term during which each stock option or SAR may be exercised, but no stock option or SAR may be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, one-third of each award of stock options or SARs will become exercisable upon one-year from the date of grant with the remaining portion of the award becoming exercisable in equal installments commencing on the second and third one year anniversaries of the date of grant. The Administrator may accelerate vesting of stock options and SARs.

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Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by a payment required under the award.

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Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each award requiring exercise is 100% (in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Common Stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other events described in Section 7. (d)(1) and (2) of the 2006 Plan), the terms of any outstanding awards that are options or SARs may not be amended to reduce the exercise price without stockholder approval.

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Payment of Exercise Price. The exercise price of any award granted under the 2006 Plan may be paid in cash, shares of the Company’s Common Stock that have been outstanding for a least six months and that have a fair market value equal to the exercise price or any other method that may be approved by the Administrator, such as a cashless broker-assisted exercise, that complies with law.

Restricted Stock and Other Awards not Requiring Exercise

Restricted stock awards are shares of Common Stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Administrator. A recipient of restricted stock has the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Administrator provides otherwise in the grant.

•	Consideration. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines.

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Vesting. Restricted stock is granted subject to such restrictions on the full enjoyment of the shares as the Administrator specifies; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and will lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator specifies. The Administrator fixes the term during which each restricted stock award vests. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, each award of restricted stock that vests over time will vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each award of restricted stock that vests based on the satisfaction of certain performance criteria established by the Administrator will begin vesting after the first anniversary of the date of grant.

Events Affecting Outstanding Awards

Events affecting outstanding awards include termination of employment, change in control, termination of awards and change in and distributions with respect to Common Stock.

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Termination of Employment. In general, the treatment of an award upon termination of an employee Participant’s employment will be determined by the Administrator at the time of grant and specified in the document by which the award is granted, subject to the authority of the Administrator under the 2006 Plan to modify or waive terms and conditions of the award. If the termination of employment is by reason of disability (as determined by the Administrator) or death subject to certain limitations of the 2006 Plan and/or the award agreement: (A) stock options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s employment ceased as a result of disability or the third anniversary of the date on which the Participant’s employment ceased as a result of death, and (y) the date on which the award would have terminated had the Participant remained an employee and (B) the Participant’s unvested restricted stock and restricted stock units will immediately vest and become free of restrictions. If vesting or exercisability of an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time the Participant’s employment terminates by reason of disability or death, the award will terminate unless the Administrator exercises its authority under the 2006 Plan to waive or modify the conditions of the award. If the termination of employment is for any reason other than disability or death of the Participant: (A) stock options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of employment will terminate immediately. Each such stock option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s employment ceased and (y) the date on which the Award would have terminated had the Participant remained an employee. The Company will have the right to reacquire the Participant’s unvested restricted stock at the lower of the Participant’s original purchase price, if any, for such Common Stock, and the fair market value of the Common Stock on the date of termination. If there was no purchase price, then the restricted stock will be forfeited. Restricted stock units will be forfeited.

•

Change in Control. Immediately prior to a change in control of the Company (as defined in the 2006 Plan), but subject to any contrary law or rule or provision of an award agreement that is in effect under the 2006 Plan prior to the change in control: (a) all outstanding stock options and SARs will become fully exercisable; (b) all restrictions applicable to outstanding restricted stock awards will lapse and (c) the delivery of shares of Common Stock deliverable under all outstanding awards of stock units will be accelerated, and the shares will be delivered. If vesting or exercisability of an award, or delivery of stock under an award, is conditioned upon satisfaction of performance criteria (as defined in the 2006 Plan) that have not been satisfied at the time of the change in control, except as otherwise provided upon grant of the award, vesting, exercisability and delivery of Common Stock will not be accelerated by the change in control unless the Administrator exercises its authority under the 2006 Plan to modify or waive terms and conditions of the award. The Administrator may also provide that any options or other awards cannot be exercised after or will be terminated after a change in control transaction. However, depending on the nature of the change in control transaction, payment of certain awards may be delayed to comply with Section 409A of the Code. If the change in control is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all awards, equal in the case of each affected award to the excess, if any, of (i) the fair market value of one share of Common Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Common Stock subject to the award, over (ii) the aggregate exercise price, if any, under the award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common

Stock) and other terms, and subject to such conditions, as the Administrator determines.

•

Termination of Awards. Unless otherwise provided by the Administrator, each outstanding award other than restricted stock will terminate upon consummation of a “covered transaction” (as defined in the 2006 Plan).

•

Change in and Distributions with Respect to Stock. In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization or other change in the Company’s capital structure, the Administrator will adjust the number and kind of securities that can be delivered under the 2006 Plan. In the event of distributions other than those described above, the Administrator, in its discretion may make adjustments under the 2006 Plan to avoid distortion in the operation of the 2006 Plan and preserve the value of awards.

Amendment and Termination

The Administrator at any time or times may amend the 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an award so as to affect adversely the Participant’s right under the award, unless the Administrator expressly reserved the right to do so at the time of the award. The Administrator may not, without stockholder approval, (i) materially increase the number of securities that may be issued under the 2006 Plan, or (ii) materially modify the requirements for participation under the 2006 Plan. Any other amendment to the 2006 Plan is conditioned upon stockholder approval only to the extent, if any, such approval is required by law or the applicable listing requirements of The Nasdaq Stock Market, LLC, as determined by the Administrator.

Reasons for the Proposed Amendment

Under the 2006 Plan, of the 1,800,000 shares of Common Stock authorized under the 2006 Plan, 23,628 shares were available for future award grants at December 31, 2009. The purpose of the proposed increase is to provide sufficient shares for future award grants to employees, directors, consultants, advisors and others who are in a position to make contributions to the Company and its Affiliates. The Board believes that the Company and its stockholders benefit significantly from having the Company’s key personnel receive stock awards and options to purchase the Company’s Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board also believes that stock options, particularly incentive stock options, and restricted stock awards are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its stockholders.

Awards Under the 2006 Plan

Information concerning options and restricted stock granted in 2009 to the Named Executive Officers is set forth under “Executive Compensation — 2009 Grants of Plan Based Awards Table” below and to directors is set forth under “Corporate Governance – Compensation of Non-Employee Directors” above. Options and restricted stock granted in 2009 were based on the number of options and restricted stock available for issuance under the 2006 Plan at the time of grant. The following table sets forth certain information regarding options and restricted stock awards previously granted under the 2006 Plan as of the Record Date.

Name and position	Amount of options	Amount of restricted stock
Fletcher Jay McCusker, Chairman and Chief Executive Officer	51,339	140,998
Craig A. Norris, Director and Chief Operating Officer	20,833	99,463
Michael N. Deitch, Chief Financial Officer	17,857	98,826
Fred D. Furman, EVP and General Counsel	17,857	98,826
Herman Schwarz, Chief Executive Officer of LogistiCare	32,723	2,726
Terence Cryan, Director	10,000	2,000
Hunter Hurst, III, Director Nominee	20,000	34,000
Richard A. Kerley, Director Nominee	—	—
Kristi L. Meints, Director	20,000	34,000
Warren S. Rustand, Director	20,000	34,000
Richard Singleton, Director	20,000	34,000
Executive Group (6 persons)	150,609	440,839
Non-executive Director and Director Nominee Group (6 persons)	90,00	138,000
Non-executive Officer Employee Group (155 persons)	505,703	45,278
Consultants (2 persons)	25,000	5,335

The Compensation Committee anticipates that it will award the annual grants (usually made in January) to persons who are non-employee directors at the time of the Annual Meeting and discretionary equity grants to certain executive officers and key employees with respect to the additional shares of Common Stock authorized by the amendment. The amounts or types of future equity awards to be made to certain executive officers and key employees are not determinable at this time.

On April 16, 2010, the last sale price of the Common Stock was $17.15 per share as reported on the NASDAQ Global Select Market.

A summary of certain federal income tax consequences associated with the 2006 Plan is set forth in “U.S. Federal Income Tax Consequences of the 2006 Long-Term Incentive Plan” below.

There are two reasons for seeking stockholder approval of Proposal 2. One is to satisfy the listing requirements of The Nasdaq Stock Market, LLC that require companies whose shares are reported on the Nasdaq Global Select Market to obtain stockholder approval of amendments to stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require stockholder approval of the amendment in order for options granted for the additional shares issuable under the 2006 Plan to qualify as incentive stock options to the extent so designated and for the 2006 Plan to satisfy one of the conditions of Section 162(m) applicable to performance-based compensation.

If the stockholders do not approve Proposal 2, then the maximum number of shares issuable under the 2006 Plan will remain at 1,800,000 shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 2006 LONG-TERM INCENTIVE PLAN

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2006 Plan. Different tax rules may apply to specific participants and transactions under the 2006 Plan.

Generally, under existing federal tax law, Providence will be entitled to federal income tax deductions with respect to non-qualified stock options, stock appreciation rights, deferred stock units, and restricted stock awarded under the 2006 Plan, at or following the time that taxable income is realized by a participant with respect to such Awards. Generally, a participant must recognize ordinary income upon the exercise of an option other than an incentive stock option equal to the fair market value of the shares acquired minus the exercise price. Other Awards under the 2006 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or at the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares.

Generally, a participant that is granted an incentive stock option will not realize taxable income by reason of the grant or the exercise of an incentive stock option, although the exercise of an incentive stock option may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Providence will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and Providence will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. It is possible, however, for Providence to receive a deduction with respect to an incentive stock option if the participant disposes of the stock before satisfying the applicable holding period rules. As described in greater detail below, no deduction is allowed to Providence for nonperformance-based compensation Awards in excess of Section 162(m) limits that is paid to certain executive officers named in Providence’s proxy statement for the fiscal year the deduction would otherwise have been available.

Limitation on the Company’s Deduction

Section 162(m) of the Code generally limits our federal income tax deduction for compensation paid in any year to our Chief Executive Officer and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option, in general, qualifies as “performance based” compensation if it (a) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (b) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (c) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option awarded to an officer referred to above is not “performance based”, the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the officer’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of our Common Stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of our Common Stock subject to SARs granted to any person in any fiscal year is 800,000 under the 2006 Plan. The maximum number of shares subject to other awards granted to any person in any fiscal year is 800,000. The foregoing provisions are construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, are construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

The Board of Directors recommends that you vote “FOR” approval of Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2009 with respect to our equity based compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	1,430,876	$20.83	23,628
Equity compensation plans not approved by security holders	—	—	—
Total	1,430,876	$20.83	23,628

(1)	Columns (a) and (b) include 1,430,876 shares issuable upon exercise of outstanding stock options.
(2)	The number of shares shown in column (c) represents the number of shares available for issuance pursuant to stock options and other stock-based awards that could be granted in the future under the 2006 Plan, as amended. No additional stock options or other stock-based awards may be granted under the 1997 Plan and 2003 Plan. This amount does not include the increase in shares under the proposed amendment to the 2006 Plan as described in Proposal 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

The Board’s Compensation Committee evaluates and approves compensation for our officers. As part of its responsibilities, the Compensation Committee approves and administers their cash compensation, equity compensation and supplementary benefits, as well as our retirement, benefit and special compensation programs.

The discussion and analysis that follows includes sections related to:

•	the objectives of our compensation program;

•

the forms of compensation paid during 2009 to each of our Chief Executive Officer and Chief Financial Officer and the other executive officers named in our summary compensation table for the fiscal year ended December 31, 2009, referred to throughout this proxy statement as our “Named Executive Officers”:

•	the Compensation Committee’s process for determining Named Executive Officer compensation; and

•	certain determinations made by our Compensation Committee with respect to the various components of our Named Executive Officers’ compensation.

References to “we”, “us” or “our” in this Compensation Discussion and Analysis refer to The Providence Service Corporation and not the Compensation Committee.

Principles and Objectives of our Executive Compensation Program

The general objective of our executive compensation program is to provide compensation that will (a) attract and retain high-performing executive managers through a base salary, incentive payments and long-term incentive compensation in the form of equity-based compensation and (b) support the achievement of the goals contained in our annual internal business plan by linking a substantial portion of the executive officer’s compensation to our achievement of such goals. In addition, the executive compensation program seeks to promote enhanced personal performance by linking a portion of the executive officer’s compensation to the achievement of objectives established by the Compensation Committee for the Chief Executive Officer and by the Chief Executive Officer for each of the Company’s other Named Executive Officers and enhance stockholder value by the use of equity compensation to further align the interests of the executive officers with those of our stockholders.

In light of the uncertain economic conditions in 2008 and at the beginning of 2009, we implemented an across-the-board salary freeze applicable to all employees, including the Named Executive Officers. In addition, as further discussed below, the Compensation Committee reviewed the analysis conducted by an executive compensation consultant for fiscal 2008 and 2009 as one of the factors in reviewing current compensation practices and in determining the compensation packages of the Named Executive Officers in fiscal 2009.

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. The Compensation Committee believes that our executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within our industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

The Compensation Committee intends to continue its strategy of compensating our executives through programs that emphasize performance-based incentive compensation. Typically a significant portion of executive compensation is tied directly to our financial performance (either in the form of short-term cash incentives or long-term equity awards) and is designed to help ensure that there is an alignment between executive compensation and our short and long-term financial performance and between our actual financial performance and our budget.

Forms of Compensation Paid to Named Executive Officers

We provide our Named Executive Officers with some or all of the following forms of compensation:

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Base salaries. Base salaries are an important element of compensation and are used to provide a fixed amount of cash compensation during the fiscal year to Named Executive Officers under their employment agreements as direct compensation for their regular services to us. Base salary increases are used to reward superior individual job performance of each Named Executive Officer on a day-to-day basis during the year and to encourage them to continue to perform at their highest levels. The base salaries of our executives are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. The effective date of merit increases in our Named Executive Officers’ base salaries is generally January 1st of each year.

Increases in base salaries are based upon individual performance after taking into account the amount we have budgeted for the year for potential merit increases in executive base salaries. They recognize the overall skills, experience and tenure in position of each Named Executive Officer and their responsibilities within, and expected contributions to, our company and also take into consideration the Compensation Committee’s evaluation of the individual’s performance and level of pay compared to comparable companies’ pay levels for similar positions.

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Performance-Based Cash Bonuses under our Annual Incentive Compensation Program. Annual incentive compensation may be awarded to our Named Executive Officers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve our and their annual goals as measured by criteria and objectives set forth at the beginning of the year. Our Compensation Committee has adopted an annual incentive compensation program, or Annual Incentive Plan, which provides our Named Executive Officers with the opportunity to earn a cash bonus payment based on a targeted percentage of their base salaries if specific pre-determined performance measures are attained. We use these cash bonuses to reward Named Executive Officers for their short-term contributions to our performance, as measured by our ability to achieve specified financial and strategic targets within our overall operating plan, and their ability to achieve individual performance objectives.

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Discretionary Cash Bonuses. In addition to performance-based incentive bonuses earned under our Annual Incentive Plan, the Compensation Committee may also award discretionary cash bonuses to all or certain of the Named Executive Officers based on both their individual performance and our overall performance.

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Equity Grants under our Annual Equity-Based Compensation Program. Annual compensation may be awarded to our Named Executive Officers in the form of equity-based awards. Each year we use equity grants under our 2006 Plan to ensure the focus of our Named Executive Officers on our key long-term financial and strategic objectives and to encourage them to take into account our and our stockholders’ long-term interests through ownership of our common stock or securities with value tied to our Common Stock. Our Compensation Committee has adopted an annual equity-based compensation program, or Equity-Based Program, which provides equity-based awards to our Named Executive Officers under the 2006 Plan. These awards recognize the Named Executive Officers for their contributions to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals. These awards take the form of stock option grants and/or restricted stock awards.

•

Discretionary grants of equity compensation. In addition to equity grants under our Equity-Based Program, the Compensation Committee may also determine, on a case-by-case basis, when additional equity grants to Named Executive Officers are warranted due to individual or our overall performance, special or unusual circumstances or for motivation or retention reasons. These awards are also made under our 2006 Plan.

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Post-termination compensation. We offer all our employees, including our Named Executive Officers, the opportunity to participate in our ERISA-qualified 401(k) Plan. All Named Executive Officers are eligible to participate in this 401(k) Plan and to receive a Company match, subject to plan requirements and contribution limits established by the Internal Revenue Service, or IRS. In addition, to further advance our interests and our stockholder’s interests by enhancing our ability to attract and retain certain management, key employees and independent contractors who are in a position to make contributions to our success, we have adopted both a non-qualified deferred compensation plan, or Deferred Compensation Plan, in which our Named Executive Officers, other than Mr. Schwarz, may participate and a deferred compensation Rabbi Trust Plan, in which Mr. Schwarz is entitled to participate. Participants in these plans, each of which complies with the provisions of Section 409A of the Internal Revenue Code, or Code, may defer portions of their compensation in order to provide for future retirement and other benefits. Additionally, pursuant to our employment agreements with our Named Executive Officers, they are each entitled to certain cash payments upon termination of their employment for certain reasons and upon a change in control (regardless of termination of employment) and the acceleration of certain of their equity awards upon a change in control.

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Perquisites and Other benefits. We provide perquisites to our Named Executive Officers from time to time to provide them flexibility and increase travel efficiencies, allowing more productive use of their time. We also provide them with certain other benefits, including those generally available to all salaried employees as well as others which are not available to all salaried employees.

Compensation Approval Process

The compensation of Mr. McCusker, our Chief Executive Officer, is determined and approved by the Compensation Committee. Mr. McCusker makes recommendations to the Compensation Committee with respect to all aspects of the compensation of the other Named Executive Officers, but does not participate in the final deliberations of the Compensation Committee with respect thereto. Compensation paid to officers (other than our Named Executive Officers) as defined in Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, must also be approved by our Compensation Committee. The Compensation Committee has delegated the authority to the Chief Executive Officer to make equity grants to non-Section 16 officers, subject to guidelines established by the Compensation Committee throughout any given year.

Executive Compensation Review Process

Competitive Positioning. In line with our compensation philosophy, the compensation program for our Named Executive Officers that was set by our Compensation Committee for 2009 was comprised of a mix of base salary, cash bonuses and long-term incentive compensation in the form of equity-based awards, as well as group medical and other benefits, participation in our Deferred Compensation Plan or Rabbi Trust Plan, as applicable, and 401(k) Plan and/or perquisites. In determining the base salary, targeted incentive cash bonus under our Annual Incentive Plan and equity awards to be granted under our Equity-Based Program, referred to as “total targeted compensation,” for each of our Named Executive Officers for 2009, the Compensation Committee reviewed surveys of compensation data for comparable companies and executives prepared by a consultant as well as published compensation survey data, recommendations made by our Chief Executive Officer with respect to the other Named Executive Officers, and various other factors specific to the individual executive and then used its discretion to set compensation for individual executive officers, including our Chief Executive Officer, at levels warranted, in its judgment, by external, internal and/or individual circumstances.

The Compensation Committee has the authority under its charter to retain compensation consultants to assist it. In accordance with this authority, in August 2007, the Compensation Committee engaged Mercer as its compensation consultant to provide information, analyses, and advice regarding matters related to the compensation of our Chief Executive Officer and other Named Executive Officers for 2008 and 2009. The Company has engaged affiliates of Mercer as described under “Committees of the Board of Directors – Compensation Committee” above that provided services to the Company other than compensation consulting services.

Specifically, Mercer was engaged by the Compensation Committee to review our 2008 executive compensation program and to provide advice to us with respect to the compensation of our Named Executive Officers going forward. In response, Mercer provided the Compensation Committee with recommendations developed by it based upon a comparison of total direct compensation among companies similar to us and of executive officers holding positions similar to our executive officers’ positions.

In addition to the peer group survey data compiled by Mercer, the Compensation Committee also referred to published compensation survey data provided by Mercer for purposes of benchmarking the compensation of our Named Executive Officers. This published compensation survey data represented a broader industry view than the peer group data and also encompassed healthcare services and social services organizations with revenues approximating $600 million. The Compensation Committee used this market survey data as a means of comparing our executive compensation program as a whole, as well as the pay of individual executives if the jobs were sufficiently similar to make the comparison meaningful, and ensuring that our executive compensation as a whole is appropriately competitive, given our performance.

For 2008, the Compensation Committee targeted the 50th percentile of the market survey data provided by Mercer with respect to each named executive officer in determining such executive’s (a) total targeted compensation potential (consisting of his base salary, targeted incentive cash bonus under our Annual Incentive Plan and annual equity awards under our Equity-Based Program), (b) his base salary and (c) his combined short-term and long-term incentive compensation as a reasonable competitive response to the growing employment opportunities for our executives within our industry and as a means to further align our executives’ interest with our and our stockholders’ interests.

In December 2008, as part of the Company’s decision to reduce operating expenses, the Compensation Committee froze executive base salaries and reduced total targeted compensation potential. At that time, the Compensation Committee determined that the award of any increases in cash and equity-based compensation in 2009 would be dependent upon a significant turnaround in the Company’s financial performance, as determined by the Board.

Under the Annual Incentive Plan, as originally adopted in 2008, 80% of the targeted incentive cash bonus was based on our achievement of earnings per share, or EPS, measures established by the Board at the beginning of each year and 20% of the targeted incentive cash bonus was based on individual performance. For 2009, the Compensation Committee eliminated the 80% portion of the potential incentive cash bonus under the Annual Incentive Plan, thus reducing the aggregate total targeted compensation potential of our Named Executive Officers for 2009 with an understanding that the Compensation Committee would, dependent upon a significant turnaround in the Company’s financial performance as determined by the Board, consider awarding discretionary cash bonuses in 2010.

Factors Considered and Reviewed. In performing its duties, the Compensation Committee took into account market survey data provided by Mercer, the recommendations of Mercer with respect to the mix of compensation components, and several other factors in determining the actual compensation of our Named Executive Officers for 2009. These other factors included the financial performance of the Company weighed against the external and internal nature of the factors contributing to those results, the executive’s individual job performance, responsibilities, experience and long-term potential. In addition, the Compensation Committee also considered relative individual tenure in position and relative internal equity among the Named Executive Officers. Ultimately, the Compensation Committee members took into account all of these factors and data and applied their own professional judgment in determining their recommendations and decisions on the total targeted compensation and its components and other compensation for each of our Named Executive Officers for 2009.

As a result of the foregoing consideration and review, the actual total targeted compensation set by the Compensation Committee for each of our Named Executive Officers for 2009 was reduced as compared to their 2008 total targeted compensation, which had been set within a range of plus/minus 10% of market 50th percentile levels.

The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. Generally, an accounting expense is accrued over the relevant service period for the particular pay element (generally equal to the performance period) and we realize a tax deduction upon the payment to the executive.

Determinations Made Regarding Executive Compensation for 2009

Base Salary. As discussed above, for 2009, the Compensation Committee froze base salaries for the Named Executive Officers. As such, the base salaries for each of the Named Executive Officers for 2009 remained at their 2008 levels, which were $575,000, $350,000, $300,000 and $300,000 for Messrs. McCusker, Norris, Deitch and Furman, respectively. In May 2009, Herman Schwarz was appointed to serve as Chief Executive Officer of LogistiCare at which time his employment agreement with the Company (as more fully described below under the subheading “Employment Agreements”) was amended to fix his base salary at $310,000. Prior to the amendment to his employment agreement, Mr. Schwarz’s base salary was fixed at $285,000, which was commensurate with his position with the Company as the Chief Operating Officer of LogistiCare and his level of responsibilities. In determining Mr. Schwarz’s base salary upon his appointment to serve as the Chief Executive Officer of LogistiCare, the Compensation Committee considered the increased level of Mr. Schwarz’s responsibilities, individual performance and internal comparisons of pay within the executive group as well as compensation survey data provided by Mercer for comparable executives.

Annual Incentive Cash Compensation. For 2009, each of the Named Executive Officers, other than Mr. Schwarz, was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus under the Annual Incentive Plan. Under the Annual Incentive Plan as originally adopted in 2008, the amount of the potential incentive cash bonus that may have been earned by Mr. McCusker was 100% of his base salary and the amount that may have been earned by each of Messrs. Norris, Deitch and Furman was 75% of his base salary. Under the Annual Incentive Plan, as originally adopted, 20% of the targeted incentive cash bonus was based on the executive’s achievement of individual performance objectives and 80% was based on our achievement of EPS measures, referred to as the EPS-related portion, in each case, established for such purpose at the beginning of the year. In addition, to the extent EPS measures exceeded the EPS targets established by the Board, the participating Named Executive Officers may have earned up to a maximum of 150% of the EPS related portion of their potential incentive cash bonuses based on the pro rata portion of the excess between 100% of the EPS target and 110% of the EPS target that was achieved. On December 30, 2008, the Compensation Committee reduced the potential incentive bonus under the Annual Incentive Plan for 2009, in light of the then current economic uncertainties and conditions, by eliminating the EPS-related portion of such potential bonus. Accordingly, no amounts were awarded in 2009 to the Named Executive Officers with respect to the EPS-related portion of their potential incentive cash bonuses under the Annual Incentive Plan.

Given the Company’s financial position at the time, the Compensation Committee believed that the Annual Incentive Plan was reasonable in light of the market survey data provided by Mercer, that it provided a reasonable incentive to our executives to achieve and exceed strategic objectives and financial performance targets established by the Board and that it further aligned the interests of our Named Executive Officers with our and our stockholders’ interests and would enhance stockholder value.

The Compensation Committee chose to tie 20% of the Named Executive Officers’ potential cash bonuses to their individual performance. The Compensation Committee considered certain achievements made by each executive officer in 2009, which included, but was not limited to, enhancing operating efficiencies, reducing operating costs and improving corporate integration, Based upon an assessment of Mr. McCusker’s performance (by the Compensation Committee) and of each of the other executive officer’s performance (by Mr. McCusker) and their contributions to the Company’s financial performance for 2009, the Compensation Committee, on December 4, 2009, awarded each of them the individual performance portion, or 20%, of his targeted incentive cash award under the Annual Incentive Plan for 2009. Consequently, for 2009, Messrs. McCusker, Norris, Deitch and Furman earned $115,000, $52,500, $45,000 and $45,000, respectively, of their potential cash bonuses under the Annual Incentive Plan.

Discretionary Cash Bonuses. On May 7, 2009, discretionary cash bonuses were awarded to certain key employees, including Mr. Schwarz who received a cash bonus of $24,000. These discretionary bonuses were intended to provide an individual performance incentive to the recipient following the Board’s decision to suspend efforts to sell LogistiCare. In addition, on February 23, 2010, the Compensation Committee approved a discretionary cash bonus for each of Messrs. McCusker, Norris, Deitch, Furman and Schwarz in the amount of $747,500, $472,500, $405,000, $405,000 and $500,000, respectively, based on the executive’s performance and long-term potential, our performance and growth in 2009, including our exceeding budgeted earnings before interest, taxes, depreciation and amortization for 2009, our debt reduction, improved corporate integration, the executive’s responsibilities and experience as well as internal comparisons of pay within the executive group.

Equity-Based Compensation.

Annual Equity-Based Compensation Program. The Compensation Committee typically makes its annual equity awards to the Named Executive Officers in January. Under the Equity-Based Program, each of the Named Executive Officers is entitled to receive equity-based awards under the 2006 Plan equal in value to a designated percentage of his base salary subject to availability under the 2006 Plan. Mr. McCusker is entitled to equity-based compensation under the program equal to 150% of his base salary annually and Messrs. Norris, Deitch and Furman are entitled to equity-based compensation under the program equal to 100% of their respective base salaries annually. Mr. Schwarz is entitled to equity-based compensation under the program equal to 75% of his base salary annually.

In keeping with the Mercer recommendations of providing a mix of options and restricted stock awards in the equity component of our Named Executive Officers’ compensation, the Compensation Committee determined to reflect approximately two-thirds of such equity compensation value in options and one-third in restricted stock. Due to the grant of discretionary awards of unrestricted stock under the 2006 Plan on December 30, 2008 to Messrs. McCusker, Norris, Deitch and Furman, the Compensation Committee suspended the grant of annual equity awards under the Equity-Based Program for 2009.

Discretionary Equity-Based Compensation. On May 7, 2009, options to purchase an aggregate of 150,000 shares of our Common Stock were approved to be granted on May 15, 2009 to certain key employees of LogistiCare, including Mr. Schwarz who received an option award to purchase 20,000 shares of our Common Stock at an exercise price of $11.72 per share (which had a grant date fair value of $8.94 per share). These discretionary awards were intended to provide an individual performance incentive to each recipient following the Board’s decision to suspend efforts to sell LogistiCare. The options are ten-year options with an exercise price equal to the closing market price of our Common Stock on the date of grant. The options will vest in three equal annual installments beginning one year from the date of grant.

Policy Regarding the Timing of Equity Award Grants. The Compensation Committee makes its decisions regarding the number of stock options and restricted stock shares to be awarded to Named Executive Officers without regard to the effects that the release of our financial results might have on our stock price. Moreover, the exercise price of the options granted and the value of the restricted and/or unrestricted stock awarded are not known until after the close of regular trading on Nasdaq on the day the Compensation Committee meets, as the exercise price per share for option grants and the per share value of the stock awards are equal to the closing market price of our Common Stock on the date of grant.

In addition to the annual grants of stock options and restricted stock that typically are made in January of each year to the non-employee members of the Board and the Named Executive Officers (and other executive officers throughout the year), such equity awards may be granted at other times during the year to new hires and employees receiving a promotion and in other special circumstances. Our policy is that only the Compensation Committee may make such grants to persons subject to the reporting requirements of Section 16 under the Exchange Act, or Section 16 Officers. The Compensation Committee has delegated the authority to our Chief Executive Officer to make grants to non-Section 16 Officers, subject to guidelines established by the Compensation Committee throughout any given year.

Post-Retirement Compensation

401(k) Plans. All Named Executive Officers are eligible to participate in one of our ERISA-qualified 401(k) Plans and to receive a company match, subject to plan requirements and contribution limits established by the IRS. We provide matching contributions under our plan for participants of our social services operating segment equal to 10% of participant elective contributions up to a maximum amount of $400. Under our plan for participants of our Non-Emergency Transportation Services, or NET Services, operating segment, we may contribute an amount equal to 25% of the first 5% of participant elective contributions. At the end of each plan year, we may also make a contribution on a discretionary basis on behalf of participants who have made elective contributions for the plan year. In no event will participant shares of our matching contribution exceed 1.25% of participants’ compensation for the plan year. In 2009, we made the maximum matching contributions on behalf of each of Messrs. Norris, Deitch, Furman and Schwarz. Mr. McCusker has elected not to participate in one of our 401(k) plans.

Deferred Compensation. All of our Named Executive Officers, other than Mr. Schwarz, are eligible to participate in our Deferred Compensation Plan, which was put in place to compensate for the inability of certain of our highly compensated employees to take full advantage of our 401(k) plan. Participants in this plan may defer up to 100% of their base salary, service and performance based bonuses, commissions or Form 1099 compensation in order to provide for future retirement and other benefits. In addition, pursuant to the terms of the Deferred Compensation Plan, we may make discretionary credits to participants’ deferred compensation account. Participants are fully vested immediately in all amounts deferred by them and any discretionary credits made by us to their deferred compensation account. We may make additional other credits to the Participant’s deferred compensation account for which the vesting will be determined at the time of grant. Participants may select from several fund choices and their deferred compensation account increases or decreases in value in accordance with the performance of the funds selected. A participant may receive a distribution from the plan upon a qualifying distribution event such as separation from service, disability, death, change in control or an unforeseeable emergency, all as defined in the plan. Distributions from the Deferred Compensation Plan are made in cash upon a qualifying distribution event. Distributions from the Deferred Compensation Plan may, as determined by the participant at the time permitted under the Deferred Compensation Plan, be made in a lump sum, annual installments or a combination of both. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by us primarily for the purpose of providing deferred compensation benefits to participants.

As of December 31, 2009, none of our Named Executive Officers has elected to participate in our Deferred Compensation Plan.

Under the Rabbi Trust Plan, which was established for highly compensated employees of our NET Services operating segment, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan determines which investment alternatives are available under the Rabbi Trust Plan. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. A participant may receive a distribution from the plan upon the occurrence of certain distribution events such as disability, death, retirement or termination of employment, all as defined in the Rabbi Trust Plan. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

Mr. Schwarz is eligible to participate in our Rabbi Trust Plan, but as of December 31, 2009, he was not a participant in this plan.

Change in Control and Severance Arrangements.

We have entered into employment agreements with each of our Named Executive Officers, which are described elsewhere in this proxy statement’s “Executive Compensation” section under the heading “—Employment Agreements with Named Executive Officers.” Under these employment agreements, each of our Named Executive officers is entitled to a severance payment upon the termination of his employment under certain circumstances and to a payment upon a change in control.

Each Named Executive Officer is eligible to receive a severance benefit equal to one and one half times the executive’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer’s employment, either by us without “Cause” or by the executive officer for “Good Reason” (each as defined in the executive’s employment agreement), except for Mr. Schwarz who is eligible to receive a severance benefit equal to twelve months of his base salary in effect at the time of such a termination. In addition, if Mr. Schwarz is terminated after a change in control, he is entitled to 24 months of his base salary at the time of such termination.

Certain payment provisions of the employment agreements are also triggered by a “Change in Control,” which is defined in the employment agreements. See “Estimated Payments Upon Termination or a Change in Control – Change in Control Payments.” In the case of a Change in Control, the benefit payable to each Named Executive Officer would be calculated as follows:

Named Executive Officer	Multiple of the average of the executive’s annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs
Fletcher Jay McCusker	Three times
Craig A. Norris	Two times
Michael N. Deitch	Two times
Fred D. Furman	Two times
Herman Schwarz	One and one half times

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements noted above. Potential payments to executives upon the occurrence of the events noted above did not impact the Compensation Committee’s decisions regarding other compensation elements.

During 2009, as part of the Company’s ongoing review of its compensation practices, the Compensation Committee, upon the recommendation of our Chief Executive Officer, reevaluated the severance policies and practices applicable to the Company’s management team. To assist it in its deliberations, the Compensation Committee engaged a compensation consulting firm to review industry standards with respect to executive severance and change in control benefits and to provide advice with respect to the appropriate structure and terms of such benefits for the Company’s executive team. In connection with its review, the Compensation Committee considered the change in control provisions contained in the Company’s employment agreements with its named executive officers, including the extent to which these provisions and their terms were consistent with best practices in corporate governance and with the published guidelines of the major proxy advisory firms. As a result of its findings and as part of its efforts to meet these published guidelines, the Compensation Committee recommended to the Board that the existing change in control provisions in the executive officers’ employment agreements be modified to: (a) provide for a “double-trigger” such that both a change in control and a termination of the executive’s employment within a fixed period of time thereafter (whether directly or with “Good Reason for Termination” by the executive) must occur before a payment obligation is triggered and (b) revise the definition of change in control such that it means actual consummation of the change in control transaction and not just approval of the transaction by the Board or the Company’s stockholders.

While the Compensation Committee originally contemplated that, subject to approval by the Named Executive Officers, the proposed modifications to their employment agreements would be made currently, the Compensation Committee was advised by counsel for the Company that due to the application of Section 409A of the Code any such amendments to the currently binding terms of the change in control provisions in their employment agreements would result in significant adverse tax consequences to the executives. After reviewing the Section 409A analysis provided to it and considering the need to make the executives “whole” for any tax consequences that would result from the implementation of the proposed amendments, the Compensation Committee recommended to the Board that, due to the committee’s reluctance to approve any tax “gross-ups” or other payments to the executives in connection with the proposed amendments, the Company should wait to implement them until the stated expiration of the executives’ existing employment agreements. The Board agreed with the recommendation and, accordingly, the Company anticipates that the modifications to the existing change in control provisions described above may occur in 2010, subject to each executive officer agreeing to such change.

Other Benefits and Perquisites.

During 2009, our Named Executive Officers received, to varying degrees, a limited amount of other benefits, including certain group life, health, medical and other non-cash benefits generally available to all salaried employees. In addition, we also pay for the premiums of certain health and dental benefits for their families and additional disability and life insurance premiums on their behalf, which are not available to all salaried employees. We also provide certain perquisites to our Named Executive Officers, primarily relating to travel. More detail on these benefits and perquisites may be found elsewhere in this proxy statement’s “Executive Compensation” section in the table footnotes under the heading “—Summary Compensation Table.”

Discussion of 2009 Compensation for Our Chief Executive Officer

In determining the compensation for Mr. McCusker, our Chief Executive Officer, the Compensation Committee considers his existing compensation arrangements, compensation levels of other social services companies and the compensation levels of our peers. As a result of the Company’s decision to reduce operating expenses, the Compensation Committee froze Mr. McCusker’s base salary and reduced his total targeted compensation potential. At that time, the Compensation Committee determined that the award of any increases in cash and equity-based compensation in 2009 to Mr. McCusker would be dependent upon a significant turnaround in the Company’s financial performance, as determined by the Board. As noted below, the Board determined that the Company’s financial performance for 2009 as compared to 2008 improved significantly and awarded Mr. McCusker a discretionary bonus.

Mr. McCusker’s base salary for 2009 was set at $575,000, which was the same as his base salary level in 2008 due to the Compensation Committee’s action in December 2008 to freeze his base salary.

On December 30, 2008, the Compensation Committee reduced the potential incentive bonus under the Annual Incentive Plan for 2009 by eliminating the EPS-related portion of such potential bonus. Accordingly, no amounts were awarded in 2009 to Mr. McCusker with respect to the EPS-related portion of his potential incentive cash bonuses under the Annual Incentive Plan. The individual performance-based portion of the Annual Incentive Plan for 2009 remained in place, and, in December 2009, Mr. McCusker was awarded the individual performance-based portion, or 20%, of his incentive cash bonus under the Annual Incentive Plan for 2009 based upon the Compensation Committee’s assessment of Mr. McCusker’s individual performance for 2009. Consequently, for 2009, Mr. McCusker earned $115,000 of his potential cash bonus under the Annual Incentive Plan.

In addition, on February 23, 2010, the Compensation Committee approved a discretionary cash bonus for Mr. McCusker in the amount of $747,500 based on his performance and long-term potential, our performance and growth in 2009, including our exceeding budgeted earnings before interest, taxes, depreciation and amortization for 2009, our debt reduction, improved corporate integration, his responsibilities and experience as well as internal comparisons of pay within the executive group.

Stock Ownership Guidelines for Named Executive Officers

Prior to January 2010 we did not set stock ownership guidelines for our Named Executive Officers or our non-employee directors. On January 8, 2010, the Compensation Committee established stock ownership guidelines for our Named Executive Officers and non-employee directors. We believe that promoting stock ownership aligns the interests of our executive officers with those of our stockholders and provides strong motivation to build stockholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, our Chief Executive Officer is expected to own shares of our Common Stock with a value equal to three times his annual base salary and each of our other Named Executive Officers are expected to own shares of our Common Stock with a value equal to two times their respective annual base salaries. Our guidelines also provide that non-employee directors are expected to hold each grant of restricted stock awarded to them for at least two years before the disposition thereof.

Pursuant to the stock ownership guidelines, the following will count towards meeting the required holding level:

•	Shares held directly or indirectly;

•	Any restricted stock or stock units held under our Equity-Based Program (whether vested or unvested);

•	Shares owned jointly with or in trust for, their immediate family members residing in the same household;

•	Shares held through our Deferred Compensation Plan or Rabbi Trust Plan; and,

•	Shares underlying vested but unexercised stock options.

Our Named Executive Officers and non-employee directors will be expected to achieve target levels over a period of five years and three years, respectively. Once the ownership requirement has been achieved, the executive officers and non-employee directors are free to sell shares of our Common Stock above the required holding level. In determining whether the executive or director meets the required holding level, the stock price to be used will be the higher of (1) the average market price per share of our Common Stock on the last trading day of each of the four completed quarters prior to the determination, or (2) the average closing price for the ten trading days prior to the determination. A subsequent drop in the market price per share of our Common Stock will not result in any violation of the policy. In the event a Named Executive Officer or non-employee director does not achieve his or her holding level set forth above or thereafter sells shares of our Common Stock in violation of the stock ownership guidelines, the Board will consider all relevant facts and take such actions as it deems appropriate under the circumstances.

Policy on Restitution

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Limitations on Compensation Tax Deduction

Section 162(m) of the Code generally limits our federal income tax deduction for compensation paid in any year to our Chief Executive Officer and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option, in general, qualifies as “performance based” compensation if it (a) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (b) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (c) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option awarded to an officer referred to above is not “performance based”, the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the officer’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of our Common Stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of our Common Stock subject to SARs granted to any person in any fiscal year is 800,000 under the 2006 Plan. The maximum number of shares subject to other awards granted to any person in any fiscal year is 800,000. The foregoing provisions are construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, are construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the components of our compensation program, risk inherent in the compensation program and factors to control or mitigate these risks. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks based on the following:

•	The compensation program is designed to provide an appropriately balanced mix of cash and equity;

•	The maximum payout levels for bonuses and equity-based compensation are capped by the Compensation Committee;

•	The Compensation Committee has downward discretion over incentive cash and equity-based compensation payouts; and

•	The compensation program is designed to appropriately balance fixed (base salary) and variable compensation (cash incentives and equity awards).

Furthermore, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee of the Board operates under a written charter and is comprised entirely of directors meeting the independence requirements of Nasdaq listing requirements. The Board established this committee to discharge the Board’s responsibilities relating to compensation of our Chief Executive Officer and each of our other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the Chief Executive Officer and other executive officers.

The Compensation Committee has reviewed and discussed with Providence’s management the preceding section in this proxy statement entitled “Executive Compensation —Compensation Discussion and Analysis.” Based on this review and these discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement.

Compensation Committee

Terence Cryan (Chairperson)	Hunter Hurst, III	Kristi L. Meints	Richard Singleton

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2007, 2008 and 2009 to our Named Executive Officers, which group is comprised of (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) each of our three other most highly compensated executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009:

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name and Principal Position	Year	(1) ($)	(2) ($)	(3) ($)	(4) ($)	(5) ($)	(6) (7) ($)	Total ($)
Fletcher Jay McCusker Chairman and Chief Executive Officer	2009	575,000	747,500	—	—	115,000	38,556	1,476,056
	2008	575,000	450,000	393,888	539,309	120,000	42,020	2,120,217
	2007	375,000	—	1,496,500	—	15,000	33,809	1,920,309

Craig A. Norris Chief Operating Officer	2009	350,000	472,500	—	—	52,500	19,900	894,900
	2008	350,000	400,000	196,463	218,848	57,500	20,953	1,243,764
	2007	291,250	—	868,000	—	15,000	19,826	1,194,076

Michael N. Deitch Chief Financial Officer	2009	300,000	405,000	—	—	45,000	28,273	778,273
	2008	300,000	375,000	179,812	187,585	50,000	26,063	1,118,460
	2007	263,751	—	—	—	15,000	26,665	305,416

Fred D. Furman Executive Vice President and General Counsel	2009	300,000	405,000	—	—	45,000	57,513	807,513
	2008	300,000	375,000	179,812	187,585	50,000	46,619	1,139,016
	2007	263,751	—	868,000	—	15,000	44,796	1,191,547

Herman Schwarz Chief Executive Officer of LogistiCare Solutions, LLC, our wholly-owned subsidiary	2009	300,521	524,000	—	178,863	—	14,185	1,017,569

(1)	Includes amounts contributed to our 401(k) Plan.
(2)	On May 7, 2009, Mr. Schwarz received a discretionary cash bonus in the amount of $24,000. This discretionary bonus was intended to provide an individual performance incentive to Mr. Schwarz following the Board’s decision to suspend efforts to sell LogistiCare. In addition, on February 23, 2010, Messrs. McCusker, Norris, Deitch and Furman received discretionary cash bonuses of $747,500, $472,500, $405,000 and $405,000, respectively, and, on March 3, 2010, Mr. Schwarz received a discretionary cash bonus of $500,000. These discretionary cash bonuses were based on the executive’s performance and long-term potential, our performance and growth in 2009, including our exceeding budgeted earnings before interest, taxes, depreciation and amortization for 2009, our debt reduction, and improved corporate integration, the executive’s responsibilities and experience as well as internal comparisons of pay within the executive group.
(3)	This column shows the aggregate grant date fair value of the restricted stock awarded in 2008 and 2007 recomputed in accordance with SEC rules using the methodology required under FASB ASC 718. No restricted stock awards were granted to the Named Executive Officers in 2009. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2007 (Note 14, Stock-Based Compensation Arrangements) and 2008 (Note 17, Stock-Based Compensation Arrangements).
(4)

This column reflects the aggregate grant date fair value of options awarded in 2009 in accordance with FASB ASC 718. Amounts for 2008 and 2007 have been recomputed under the same methodology in accordance with

SEC rules. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The grant date fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2007 and 2008 under the notes indicated above in note (3). With respect to assumptions used to determine the grant date fair value for the option granted in 2009 to Mr. Schwarz, see our Annual Report on Form 10-K for the year ended December 31, 2009 (Note 13, Stock-Based Compensation Arrangements).
(5)	The amounts in this column reflect cash incentive awards made to the Named Executive Officers under the Annual Incentive Plan in 2009 and 2008 and Quarterly Plan in 2007 (including $5,000 for the fourth quarter of 2007 that was paid to each of Messrs. McCusker, Norris, Deitch and Furman in 2008).
(6)	We provide the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are included in this column. For Messrs. McCusker, Norris, Deitch, Furman and Schwarz, we also paid for the premiums of certain health and dental benefits for their families and additional disability and life insurance for each Named Executive Officer, which are not available to all salaried employees and are included in this column. For 2009, the amounts in this column include the following:

•

We paid health, dental, life and disability insurance premiums on behalf of Messrs. McCusker, Norris, Deitch, Furman and Schwarz in the following amounts, respectively: $21,226, $18,700, $21,841, $17,152 and $10,442.

•	Matching contributions by us under our retirement savings plan were made on behalf of Messrs. Norris, Deitch and Furman in the amount of $400 each and $3,743 for Mr. Schwarz.

•

We pay insurance premiums under an insurance plan that we provide for Mr. McCusker with coverage of up to $500,000. We paid $15,030 in premiums on this policy on behalf of Mr. McCusker. In addition, we pay insurance premiums under separate insurance plans we provide for Messrs. Deitch and Furman with coverage of up to $900,000 and $810,000, respectively. We paid premiums on these policies on behalf of Messrs. Deitch and Furman in the amounts of $1,631 and $8,371, respectively.

(7)	In addition to amounts disclosed in note (6) above, this column also includes the incremental value of perquisites for the Named Executive Officers detailed in the following table.

	Year	Car Usage (a) ($)	Company Apartment (b) ($)	Travel (c) ($)	Other (d) ($)	Total ($)
Fletcher Jay McCusker	2009	—	—	—	2,300	2,300
Chairman and Chief
Executive Officer

Craig A. Norris	2009	—	—	—	800	800
Chief Operating Officer

Michael N. Deitch	2009	2,751	—	—	1,650	4,401
Chief Financial Officer

Fred D. Furman	2009	—	18,405	12,685	500	31,590
Executive Vice President and General Counsel

Herman Schwarz	2009	—	—	—	—	—
Chief Executive Officer of
LogistiCare Solutions, LLC, our wholly owned subsidiary

(a)	Includes a portion of the annual car lease and all fuel and maintenance costs attributable to personal use.
(b)	Mr. Furman resides and works outside of Arizona, but regularly commutes to our headquarters in Arizona. Included in All Other Compensation for Mr. Furman for the year ended December 31, 2009 were payments for expenses related to the cost to maintain an apartment for Mr. Furman when he works at our headquarters. We value this benefit based on the actual cost incurred to maintain an apartment for Mr. Furman in Arizona.
(c)	For the year ended December 31, 2009, we paid $12,685 related to transportation for Mr. Furman to commute to the corporate office. We value this benefit based on the actual cost incurred for Mr. Furman to commute from his primary state of residency to our corporate office.
(d)	Amounts in this column represent a per diem allowance of $50 per day to the Named Executive Officers while they are traveling for business purposes.

Grants of Plan Based Awards Table

The following Grants of Plan Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to the Named Executive Officers during the year ended December 31, 2009. We do not have thresholds, targets or maximums with respect to our equity incentive plans and have therefore omitted the corresponding columns. The compensation plans under which the grants in the following table were made are described under the subheadings entitled “Determinations Made Regarding Executive Compensation for 2009 - Annual Incentive Cash Compensation” and “Determinations Made Regarding Executive Compensation for 2009 - Equity-Based Compensation” in the Compensation Discussion and Analysis section:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Fletcher Jay McCusker	(1)	—	115,000	—	—	—	—	—

Craig A. Norris	(1)	—	52,500	—	—	—	—	—

Michael N. Deitch	(1)	—	45,000	—	—	—	—	—

Fred D. Furman	(1)	—	45,000	—	—	—	—	—

Herman Schwarz	5/15/09	—	—	—	—	20,000	$11.72	$8.94

(1)	On December 30, 2008, the Compensation Committee reduced the potential incentive bonus under the Annual Incentive Plan for 2009 by 80%, by eliminating the EPS-related portion of such potential bonus. Thus, threshold and maximum amounts were not applicable under the Annual Incentive Plan for 2009. Amounts represent the target (payment made if the individual performance criteria are met for the fiscal year) under the Annual Incentive Plan for 2009. The actual amounts earned by the Named Executive Officers in 2009 under the Annual Incentive Plan are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	The amount shown in this column represents a discretionary stock option to Mr. Schwarz (which was part of a pool of option awards granted to certain key employees of LogistiCare) approved on May 7, 2009 for grant on May 15, 2009 under the 2006 Plan. The FASB ASC 718 grant date fair value of this award was $8.94 per share.

Employment Agreements

On March 22, 2007, we entered into employment agreements with each of Messrs. McCusker, Deitch, Furman, and Norris. The employment agreements with Messrs. McCusker, Deitch and Norris are based upon their initial employment agreements with us, which expired in 2006. The employment agreement with Mr. Furman is his first. In addition, effective December 7, 2007, upon our acquisition of our LogistiCare operations, we entered into an employment agreement with Mr. Schwarz, which was amended in January 2009 and again in May 2009.

Each of the employment agreements with our Named Executive Officers is for an initial term of three years except for the agreement with Mr. Schwarz which is for an initial term of two years. Each agreement will automatically renew for additional one year terms unless written notice of non-renewal is provided by either party at least six months prior to the end of the current term. Among other things, the employment agreements include provisions for compensation for each executive officer and restrictive covenants as well as severance in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control (defined below). Details with respect to the severance and change in control provisions are set forth below in the subheading entitled “—Estimated Benefits Upon Termination or a Change in Control.”

The annual base salary paid to each Named Executive Officer is reviewed at least annually by the Board and the Compensation Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee. In addition to an annual base salary during the term of the agreement, each Named Executive Officer is eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his or her position and with our then current policies and practices.

The agreements contain restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the employment agreement and any renewal periods, and for a period of 18 months (or 12 months in the case of Mr. Schwarz) after the employment agreement is terminated for any reason.

On March 13, 2009, we entered into amendments to the employment agreements of Messrs. McCusker, Norris, Deitch and Furman to: (a) remove the provision regarding the imposition of the $1 million ceiling specified in the Code Section 162(m)(1) or any successor Code Section thereto related to change in control payments and (b) procure and maintain term life insurance on the life of each executive for a period of five years. Each of the executive officers has the absolute right to designate the beneficiaries under their respective policy. We will pay the premiums until the executive officer’s death or upon the executive officer terminating employment with us, at which time the policy would lapse or the executive officer would have the option to take over the policy. All other terms of the employment agreements remained unchanged. In addition, we entered into an amendment to the employment agreement of Mr. Schwarz effective January 1, 2009 to, among other things, increase the severance amount that Mr. Schwarz would be entitled to receive as a result of a termination of his employment by LogistiCare “without cause” or a termination by Mr. Schwarz of his employment for “good reason,” each as defined in the employment agreement, from severance in the amount of 12 months of his base salary at the time of the termination, payable over a 12 month period, to severance in the amount of 24 months of his base salary at the time of the termination (plus continuing benefits), payable over a 24 month period.

2009 Annual Incentive Plan

Under the Annual Incentive Plan established by the Compensation Committee in January 2008 as part of the mix of our Named Executive Officers’ total targeted compensation for 2009, each of the Named Executive Officers, other than Mr. Schwarz, was granted an opportunity to earn a portion of the incentive, or performance-based, cash bonus. Under the Annual Incentive Plan as originally adopted in 2008, the amount of the potential incentive cash bonus that may have been earned by Mr. McCusker was targeted at 100% of his base salary. The amount of the potential incentive cash bonus that may have been earned by each of Messrs. Norris, Deitch and Furman was targeted at 75% of his base salary. Under the Annual Incentive Plan, as originally adopted, 20% of the targeted incentive cash bonus was based on the executive’s achievement of individual performance-based objectives and 80% was based on our achievement of EPS targets established for such purpose at the beginning of the year. In addition, to the extent we exceeded these EPS targets, the participating Named Executive Officers may have earned up to a maximum of 150% of such EPS-related portion, pro rated based on the amount of the excess achieved between 100% of the EPS target and 110% of the EPS target. On December 10, 2009, Messrs. McCusker, Norris, Deitch and Furman received a cash bonus of $115,000, $52,500, $45,000 and $45,000, respectively, under the individual performance-based portion, or 20%, of the potential cash bonus under the Annual Incentive Plan for 2009. On December 30, 2008, the Compensation Committee eliminated the EPS-related portion of the potential incentive bonus under the Annual Incentive Plan for 2009, in light of the then current economic uncertainties and conditions. Accordingly, no awards were made under the EPS-related portion for 2009.

Additional information with respect to our Annual Incentive Plan is set forth earlier in this Executive Compensation section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2009–Annual Incentive Cash Compensation.”

Equity Arrangements

2006 Long-Term Incentive Plan

Our 2006 Plan is intended to advance our interests and that of our stockholders by providing for the grant of stock-based and other incentive awards to enhance our ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to our success and any entity in which we own, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests and encourage such persons to take into account ours and our stockholders’ long-term interests through ownership of our Common Stock or securities with value tied to our Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

The Compensation Committee considers several factors to determine the timing, amount and type of awards to grant under our 2006 Plan including the achievement of financial performance measures established by the Board, base salaries and non-equity incentive compensation, and surveys of compensation data for comparable companies prepared by a consultant.

Under the 2006 Plan, the Compensation Committee has broad discretion to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

As of December 31, 2009, we had a total of 698,104 unissued shares of Common Stock under the 2006 Plan, including 674,476 shares reserved for issuance upon the exercise of outstanding options.

2009 Annual Equity-Based Program

Under the Equity-Based Program originally established by the Compensation Committee as part of the mix of total targeted compensation that could be set for our Named Executive Officers during 2009, each of the Named Executive Officers was entitled to receive equity-based awards from the 2006 Plan equal in value to a designated percentage of his base salary. Mr. McCusker was entitled to equity-based compensation under the program equal to 150% of his base salary annually and Messrs. Norris, Deitch and Furman were entitled to equity-based compensation under the program equal to 100% of their respective base salaries annually. Mr. Schwarz was entitled to equity-based compensation under the program equal to 75% of his base salary annually.

For 2009, the Compensation Committee suspended the grant of the Named Executive Officers’ annual equity awards under the Equity-Based Program.

Additional information with respect to our Equity-Based Program is set forth earlier in this Executive Compensation section under the heading entitled “Compensation Discussion and Analysis — Determinations Made Regarding Executive Compensation for 2009–Equity-Based Compensation.”

Outstanding Equity Awards at December 31, 2009

The following table reflects the equity awards granted by us to the Named Executive Officers that remain outstanding at December 31, 2009:

	Option Awards (1)
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Fletcher Jay McCusker
2/16/05	50,000	—		20.62	2/16/15
12/6/05	20,000	—		28.47	12/6/15
6/9/08	51,339	—		26.14	6/9/18

Craig A. Norris
2/16/05	5,000	—		20.62	2/16/15
12/6/05	20,000	—		28.47	12/6/15
6/9/08	20,833	—		26.14	6/9/18

Michael N. Deitch
2/16/05	25,000	—		20.62	2/16/15
12/6/06	20,000	—		28.47	12/6/15
6/9/08	17,857	—		26.14	6/9/18

Fred D. Furman
9/10/03	23,446	—		13.44	9/10/13
2/16/05	25,000	—		20.62	2/16/15
12/6/05	20,000	—		28.47	12/6/15
6/9/08	17,857	—		26.14	6/9/18

Herman Schwarz
6/9/08	12,723	—		26.14	6/9/18
5/15/09	—	20,000	(2)	11.72	5/15/19

(1)	On December 6, 2005 and again on December 30, 2008, the Board, upon recommendation of the Compensation Committee, approved the acceleration of the vesting dates of all outstanding unvested stock options and restricted stock previously awarded to eligible directors, employees and consultants, including stock options and restricted stock awards granted to the Named Executive Officers effective December 29, 2005 and December 30, 2008. All other terms of the stock options and restricted stock remained the same.
(2)	The option is a ten-year option with an exercise price equal to the closing market price of our Common Stock on the date of grant. The option vests in three equal annual installments beginning one year from the date of grant.

Non-qualified Deferred Compensation

On August 13, 2007, the Board adopted the Deferred Compensation Plan for our eligible employees and independent contractors or a participating employer (as defined in the Deferred Compensation Plan). Under the Deferred Compensation Plan participants may defer all or a portion of their base salary, service bonus, performance-based compensation earned in a period of 12 months or more, commissions and, in the case of independent contractors, compensation reportable on Form 1099. The committee administering the Deferred Compensation Plan determines which investment alternatives are available under the Deferred Compensation Plan. Each participant’s account(s) is/are measured by reference to various investment alternatives available under the Deferred Compensation Plan from time to time as selected by the participant. A participant directs the committee as to which investment alternative he or she has selected to measure his or her deferred compensation account. Each account will be valued on each day securities are traded on a national stock exchange based upon the performance of the investment alternative(s) selected by the participant. Generally, a participant elects in the participation agreement whether to receive the vested balance of his or her deferred compensation account in a lump sum or installments. Installment payments will be made annually over up to either a two- or 15-year period as set forth in the plan. Distributions may be made upon separation from service, disability, death or a change in control. There may also be in-service distributions, education distributions, de minimis distributions and unforeseen events distributions as provided for in the Deferred Compensation Plan. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The Company may terminate the Deferred Compensation Plan at any time. The Deferred Compensation Plan is unfunded and benefits are paid from our general assets.

We also maintain a Rabbi Trust Plan for highly compensated employees of our NET Services operating segment. Under the Rabbi Trust Plan, participants may defer up to 10% of their base salary and all or a portion of their annual bonus. The amount of compensation to be deferred by each participant will be credited to the participant’s account and the value of the participant’s account will be determined in accordance with the Rabbi Trust Plan. The committee administering the Rabbi Trust Plan designates one or more investment alternative(s) solely as a method of calculating any earnings, gains, losses and other adjustments with respect to account balances credited to a participant’s account under the Rabbi Trust Plan. The account amount will be valued as of the close of business on the business day when the published or calculated value of the investment alternative(s) selected becomes effective generally, but not more frequently than once per business day. If the committee designates more than one investment alternative to measure the value of each account, a participant is required to select one or more investment alternatives to calculate the adjustments to be credited or debited to his or her account. Each participant’s account will be adjusted to reflect the investment performance of the selected investment alternative(s). No participant, beneficiary or heir shall have the right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under the Rabbi Trust Plan. Distributions are made upon certain distribution events, as set forth in the Rabbi Trust Plan, such as disability, death, retirement or termination of employment. Payment of distribution, other than in connection with death or termination of employment prior to retirement, will be made in cash in either a lump sum or annually up to 10 years as selected by the participant. If a participant does not make an election, the distribution will be payable annually over three years. In the event of death prior to retirement or termination of employment, with or without cause, the distribution will be made in one lump sum payment. A participant has the right to apply to the committee for a hardship distribution in the event the participant incurs an unforeseeable emergency. Payment may be delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code, and the rulings and regulations thereunder. The committee administering the Rabbi Trust Plan has the right to terminate the Plan. The Rabbi Trust Plan is unfunded and benefits are paid from our general assets under the Rabbi Trust Plan.

None of the Named Executive Officers have elected to participate in one of our deferred compensation plans.

Estimated Benefits Upon Termination or a Change in Control

General

As noted above under the subheading “—Employment Agreements,” we have entered into employment agreements with each of the Named Executive Officers. These employment agreements provide for severance payments to each Named Executive Officer in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control.

The receipt of the payments and benefits to the Named Executive Officers under their employment agreements with us are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements noted below.

Severance Payments

Each Named Executive Officer is eligible to receive a severance benefit equal to one and one half times the executive officer’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer either by us without Cause, or by the executive officer for Good Reason (each as defined below) except for Mr. Schwarz who is eligible to receive a severance benefit equal to 24 months of his base salary in effect at the time of termination.

Under the Employment Agreements, “Cause” is defined as:

•

Fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony; or

•	Gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic harm to us or our Affiliates; or

•

Breach of any provision by the employee of the Employment Agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates, if such breach continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

•	Conduct of the employee tending to bring us or our Affiliates into public disgrace; or

•

Neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the Employment Agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

•	Commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or

•	Employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Cause does not include a bona fide disagreement over a corporate policy, so long as the employee does not willfully violate on a continuing basis specific written directions from the Board or any executive committee of the Board, which directions are consistent with the provisions of the Employment Agreement. Action or inaction by the employee is not considered “willful” unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.

Under the Employment Agreements, “Good Reason” is defined as:

•

The assignment to the employee by us of any duties inconsistent with the employee’s status with us or a substantial alteration in the nature or status of the employee’s responsibilities from those in effect on the effective date of the Employment Agreement, or a reduction in the employee’s titles or offices as in effect on the effective date of the Employment Agreement, except in connection with the termination of his employment for Cause or disability or as a result of the employee’s death, or by the employee other than for Good Reason, or our establishment of a new office to which the employee may be asked to report, or our hiring of a President or other officer which may result in the reassignment of some of the employee’s duties to someone in our employ below the level of the employee; or

•

A reduction by us in the employee’s base salary as in effect on the effective date of the Employment Agreement or as the same may be increased from time to time during the term of the Employment agreement; or

•	The relocation of the employee to one of our offices located more than ninety (90) miles from Tucson, Arizona (Atlanta, Georgia in the case of Mr. Schwarz); or

•

Any material breach by us of a material term or provision contained in the Employment Agreement, which breach is not cured within thirty (30) days following the receipt by the Board of written notice of such breach; or

•

We give the employee proper notice in accordance with the Employment Agreement that the Employment Agreement will not be extended or renewed for an additional one (1) year period from the end of the term of the Employment Agreement or from the end of any subsequent annual renewal date.

The table below includes a description and the amount of estimated payments and benefits that would be provided by us (or our successor) to each of the Named Executive Officers under his employment agreement, assuming that such agreement had been in effect and the termination circumstance occurred on December 31, 2009:

		Reason for Termination of Employment
Named Officer and Nature of Payment	Voluntary by Executive $	Termination by Us without Cause or Termination by Executive for Good Reason $	Cause $	Death $	Disability $
Fletcher Jay McCusker:
Total cash payment	—	$862,500	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	$862,500	—	—	—

Michael N. Deitch:
Total cash payment	—	$450,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	$450,000	—	—	—

Fred D. Furman:
Total cash payment	—	$450,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	$450,000	—	—	—

Craig A. Norris:
Total cash payment	—	$525,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—

	Reason for Termination of Employment
Named Officer and Nature of Payment	Voluntary by Executive $	Termination by Us without Cause or Termination by Executive for Good Reason $	Cause $	Death $	Disability $
Total	—	$525,000	—	—	—

Herman Schwarz:
Total cash payment	—	$310,000	—	—	—
Cost of continuation of benefits	—	—	—	—	—
Value of accelerated stock option and stock awards (1)	—	—	—	—	—
Total	—	$310,000	—	—	—

(1)	Except for the stock option award granted to Mr. Schwarz’s in May 2009, all equity awards were vested at December 31, 2009.

Change in Control Payments

Certain payment provisions of the employment agreements with our Named Executive Officers are also triggered by a “Change in Control.” Under the employment agreements, a “Change in Control” is defined with reference to the definition of that term in our 2006 Plan and refers to an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% or more of our voting outstanding securities;

•

our stockholders approve certain (i) mergers or consolidations as more specifically described in the Employment Agreements, (ii) our complete liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

In the event that the definition of Change in Control contravenes Section 409A of the Code, such definition will automatically be amended, to the maximum extent practicable, to maintain the original intent without violating Section 409A of the Code.

In the event of a Change in Control of our company, Mr. McCusker is entitled to receive a lump sum payment equal to $1.00 less than three times his average annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs. Our employment agreements with each of Messrs. Norris, Deitch and Furman provide that the executive would receive a lump sum payment equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs. Mr. Schwarz is entitled to receive one and one-half times his average annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs (or such portion of such period during which he performed personal services for us) but not in excess of the amount specified in Code Section 162(m)(1) (currently, $1,000,000) or any successor Code Section thereto. The lump sum payment will be paid to the Named Executive Officer upon the closing of the transaction causing the Change in Control.

Upon a Change in Control all of the Named Executive Officers also are entitled to an accelerated vesting and payment of stock options and restricted stock awards granted to that Named Executive Officer. However, if the sum of any lump payments, the value of any accelerated vesting of stock options and restricted stock awards, and the value of any other benefits payable to the Named Executive Officer, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit will be reduced to the largest amount that will not result in receipt by the Named Executive Officer of a parachute payment.

The following table quantifies the estimated maximum amount of payments and benefits under the employment agreements and agreements relating to awards granted under our 2006 Plan to which the Named Executive Officers would be entitled upon a Change in Control of our company that occurred on December 31, 2009.

Name	Change in Control Payment ($)	Value of Accelerated Vesting of Equity Awards ($)	Total Termination Benefits (1) ($)
Fletcher Jay McCusker	$1,821,374	—	$1,821,374
Michael N. Deitch	$1,000,775	—	$1,000,775
Fred D. Furman	$1,391,216	—	$1,391,216
Craig A. Norris	$1,118,955	—	$1,118,955
Herman Schwarz(2)	$1,000,000	$13,974	$1,013,974

(1)	No value has been assigned to any provisions of the Employment Agreements that remain in force following the Change in Control.
(2)	If there had been a change in control and Mr. Schwarz was terminated after such change in control as of December 31, 2009, Mr. Schwarz would have been entitled to receive 24 months base salary, or $620,000.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009 was the firm of KPMG LLP (“KPMG”). The Audit Committee of the Board has selected KPMG as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010.

Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. If stockholders do not ratify the appointment; though it may nevertheless retain KPMG, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

The Company has been advised that representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of the Board consists of Messrs. Cryan, Hurst and Singleton and Ms. Meints. Ms. Meints is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.provcorp.com under “Investor Information”.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Providence’s internal control over financial reporting as of December 31, 2009, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with KPMG, the independent registered public accounting firm, its review and report on Providence’s control over financial reporting. Providence published these reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements of Providence for the fiscal year ended December 31, 2009. Management represented to the Audit Committee that Providence’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of KPMG the matters required to be discussed by Statement on Auditing Standards 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee received the written disclosures and the confirming letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from Providence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in Providence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on March 12, 2010.

The Audit Committee

Kristi L. Meints (Chairperson)	Terence J. Cryan	Hunter Hurst, III	Richard Singleton

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees of Independent Registered Public Accounting Firm

Fees for professional services provided by KPMG, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2009 and 2008 in each of the following categories were:

	Fiscal Year Ended December 31,
	2009	2008
Audit fees	$1,289,240	$1,279,000
Audit related fees	$—	$—
Tax fees	$26,178	$484,000
All other fees	$—	$363,000

Total	$1,315,418	$2,126,000

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and other procedures normally required by the independent auditor in order to be able to form an opinion on the Company’s consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed by KPMG in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

Audit Related Fees. No audit related fees were incurred during the periods presented.

Tax Fees. Tax fees consisted of amounts incurred for professional services rendered by KPMG for tax compliance and tax consulting in 2009 and 2008. For 2008, tax services included the preparation of the Company’s income tax provision, including assistance with the adoption of FASB ASC Topic 740-Income Taxes as it relates to accounting for uncertainty in income taxes. Tax services for 2008 also included the preparation of the Company’s federal and state tax returns for fiscal year 2007, and general federal and state tax consulting and planning for fiscal year 2008 and prior.

All Other Fees. All other fees consisted of amounts incurred for advisory services provided by KPMG related to various accounting transactions. These advisory services related to services for accounting periods prior to KPMG’s retention as the Company’s independent registered public accounting firm in the first quarter of 2008. No other fees were incurred in 2009.

The Audit Committee has considered and determined that the services provided by KPMG were compatible with KPMG maintaining their independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all of the foregoing services provided to the Company by KPMG in fiscal year 2009. No non-audit services were provided by KPMG in fiscal years 2009 and 2008.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2011 (the “2011 Annual Meeting”) will be December 25, 2010.

Pursuant to the amended and restated bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2011 Annual Meeting of stockholders, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 5524 East Fourth Street, Tucson, Arizona 85711, no earlier than the close of business on January 16, 2011, and not later than the close of business on March 17, 2011. Stockholders are also advised to review the Company’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

As to all such matters which the Company does not have notice on or prior to March 17, 2011, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2011 Annual Meeting to vote on such proposal.

OTHER MATTERS

On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matter to be raised at the Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s 2009 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. The 2009 Annual Report to Stockholders is not a part of the proxy solicitation materials.

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, except for exhibits to the report, without charge, by submitting a written request to the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company’s annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Company’s proxy statement and annual report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 or by calling (520) 747-6600. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors

Fletcher Jay McCusker
Chairman of the Board and Chief Executive Officer

April 23, 2010

Tucson, Arizona

APPENDIX A

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE 2006 PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 1,800,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b) Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of 2006 Plan. No Awards may be made after May 25, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5) Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6) Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7) Section 409A of the Code.

(i) Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii) If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii) Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv) Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1) Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2) Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant.

Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4) Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other events described in Section 7. (d)(1) and (2)), the terms of any outstanding awards that are Options or SARs may not be amended to reduce the exercise price without stockholder approval.

(5) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Restricted Stock and Other Awards Not Requiring Exercise

(1) Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2) Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7. EVENTS AFFECTING OUTSTANDING AWARDS

(a) Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1) Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2) Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4) Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a

Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c) Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3) Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9. OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10. WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11. MISCELLANEOUS

(a) No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d) Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f) No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g) Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h) Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i) 2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j) Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

12. AMENDMENTS

Approval Date	Section Amended	Nature of Amendment
May 21, 2008	Section 4. (a)	Increased authorized shares under Section 4(a) from 800,000 to 1,800,000

April 19, 2010	Exhibit A Definitions – “Change in Control”	With respect to awards granted subsequent to April 19, 2010, clause (B) has been amended to require that the Company “consummate” rather than “approve” a merger or consolidation

April 19, 2010	Section 6. (b)(4)	Implement a repricing prohibition related to outstanding Options and SARs.

*	Section 4. (a)	Increased authorized shares under Section 4(a) from 1,800,000 to 2,900,000

*	If the proposed amendment to the 2006 Plan is adopted by the Company’s stockholders at the 2010 Annual Meeting of Stockholders, the number of shares of Common Stock available for issuance pursuant to the 2006 Plan will be 2,900,000 and Section 4. (a) will be amended and restated to reflect such increase.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B1) With respect to awards granted under the 2006 Plan prior to April 19, 2010, the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(B2) With respect to awards granted under the 2006 Plan subsequent to April 19, 2010, the Company consummates a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(a) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Proxy — THE PROVIDENCE SERVICE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE PROVIDENCE SERVICE CORPORATION FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010

The stockholder(s) hereby appoint(s) Michael N. Deitch and Katherine Blute, or either of them, as proxies, each with the power to appoint his/her undersigned substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of

Common Stock of The Providence Service Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 20, 2010 (the “Annual Meeting”), at the Lodge on the Desert, 306 N. Alvernon Way, Tucson, Arizona 85711, and

at any adjournment, postponement or rescheduling thereof.

The undersigned hereby acknowledges receipt of the Company’s 2009 Annual Report to Stockholders, Notice of the Company’s 2010 Annual Meeting of

Stockholders and the Proxy Statement.

This Proxy Card, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this Proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors, for approval of the amendment to the 2006 Long-Term

Incentive Plan and for the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. With respect to such other business that may properly come before the Annual Meeting and any adjournments, postponements or reschedulings thereof, said proxies are authorized to vote in accordance with their best judgment, subject to the conditions described in the accompanying proxy statement.

YOUR VOTE IS IMPORTANT AND THIS PROXY CARD IS VALID ONLY WHEN SIGNED. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

YOUR VOTE IS IMPORTANT

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Providence Service Corporation

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DESIGNATION (IF ANY)

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 19, 2010.

Vote by Internet

Log on to the Internet and go towww.envisionreports.com/PRSC

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THE PROVIDENCE SERVICE CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN ITEM 1, “FOR” ITEM 2 AND “FOR” ITEM 3.

1. Election of Directors:

01 - Hunter Hurst, III

02 - Richard A. Kerley

Mark here to vote

FOR all nominees

Mark here to WITHHOLD

vote from all nominees

For All EXCEPT - To withhold authority to vote for any

nominee(s), write the name(s) of such nominee(s) below.

For Against Abstain

For Against Abstain

2. To amend The Providence Service Corporation’s 2006 Long-

Term Incentive Plan to increase the number of shares of the

Company’s common stock available for issuance under

such plan.

3. To ratify of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010

fiscal year

4. To transact such other business as may properly come before the Annual Meeting or any of its adjournments, postponements or reschedulings.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Name and Title of Representative (if applicable)

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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1 U P X

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